Exhibit 10.9

No:

Provided to:

supplement

PRESTIGE QUANTITATIVE OPPORTUNITIES FUND I SP

a segregated portfolio of

PRESTIGE GLOBAL FUND SPC

an exempted company incorporated with limited liability under the laws of the Cayman Islands with registration number 312284

PRESTIGE GLOBAL ASSET MANAGEMENT LIMITED

Manager

PRESTIGE ASSET MANAGEMENT LIMITED

Investment Advisor

1 February 2017

WARNING

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

警告

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任何內容有任何疑問，你應尋求獨立專業意見。

IMPORTANT NOTICES TO POTENTIAL INVESTORS

The Company is an exempted company incorporated with limited liability and registered as a segregated portfolio company under the Companies Law (Revised) of the Cayman Islands. This Supplement relates to the offering of participating shares attributable to Prestige Quantitative Opportunities Fund I SP, a segregated portfolio of the Company (the “Segregated Portfolio”). This Supplement should be read in conjunction with the Memorandum.

Reliance on the Memorandum and this Supplement

Participating Shares are being offered only on the basis of the information contained in the Memorandum and this Supplement. Any further information or representations given or made by any dealer, broker or other person should be disregarded and accordingly, should not be relied upon. No person has been authorised to give any information or to make any representations in connection with the offering of Participating Shares other than those contained in the Memorandum and this Supplement and, if given or made, such information or representations must not be relied on as having been authorised by the Directors.

Certain information contained in this Supplement constitutes “forward-looking statements”, which can be identified by the use of forward-looking terminology such as “may”, “will”, “should”, “expect”, “anticipate”, “project”, “estimate”, “intend”, “believe”, the negatives of such words, other variations of such words or comparable terminology. Due to various risks and uncertainties, including those described in the sections in the Memorandum headed “Risk Factors” and “Conflicts of Interest” and the section in this Supplement headed “Risk Factors”, actual events or results or the actual performance of the Segregated Portfolio may differ materially from that anticipated in such forward-looking statements.

No representations or warranties of any kind are intended or should be inferred with respect to the economic return from, or the tax consequences of, an investment in the Segregated Portfolio. Before making an investment in the Segregated Portfolio prospective investors should review the Memorandum and this Supplement carefully and in their entirety. Prospective investors should consult with their legal, tax and financial advisers as to any legal, tax, financial or other consequences of subscribing for, purchasing, holding, redeeming or disposing of Participating Shares in their country of citizenship, residence and/or domicile.

Risks

An investment in the Portfolio carries substantial risk. There can be no assurance that the investment objective of the Portfolio will be achieved and investment results may vary substantially over time. An investment in the Portfolio is only suitable for sophisticated investors who are able to bear the loss of a substantial portion or even all of their investment in the Segregated Portfolio. An investment in the Segregated Portfolio is not intended to be a complete investment programme for any investor.

There is no public market for Participating Shares, nor is a public market expected to develop in the future.

Potential investors should carefully consider the risk factors set out in the sections of the Memorandum and this Supplement headed “Risk Factors” when considering whether an investment in the Segregated Portfolio is suitable for them in light of their circumstances and financial resources. Investors are advised to seek independent professional advice on the implications of investing in the Segregated Portfolio.

Directory

Prestige Global Fund SPC

Registered Office	4th Floor, Harbour Place 103 South Church Street PO Box 10240 Grand Cayman KY1-1002 Cayman Islands
Manager	Prestige Global Asset Management Limited 4th Floor, Harbour Place 103 South Church Street PO Box 10240 Grand Cayman KY1-1002 Cayman Islands
Investment Advisor	Prestige Asset Management Limited Suite 5102, Cheung Kong Center 2 Queen’s Road Central Hong Kong
Administrator and Sub-Administrator

Equinoxe Alternative Investment Services (Bermuda) Limited

3 Bermudiana Road

Hamilton HM 11

Bermuda

Equinoxe Alternative Investment Services (Asia) Pte. Limited

112 Robinson Road

#12-02

Singapore 068902

Auditors	Deloitte & Touche One Capital Place (OCP) 136 Shedden Road George Town P.O. Box 1787 KY1-1109 Grand Cayman, Cayman Islands
Legal Adviser as to Cayman Islands law	Harney Westwood & Riegels 3601 Two Exchange Square 8 Connaught Place Central Hong Kong
Legal Adviser as to Hong Kong law	Eversheds 21st Floor, Gloucester Tower The Landmark 15 Queen’s Road Central Hong Kong

Content

Definitions	1

The Segregated Portfolio	6
Establishment	6
Participating Shares	6
Dealing currency	6

Investment Objective, Strategies and Restrictions	7
Investment objective	7
Investment strategies	7
Leverage	7
Distribution policy	7
Changes to investment strategies and restrictions	7

Fees and Expenses	17
Fees payable to the Manager	17
Fees payable to the Investment Advisor	17
Administration fees	17
custodian fees	18
Management fees and Performance Allocations of the Underlying Funds	18
Other Fees and Expenses	19

Subscriptions	20
Subscription price and issuance	20
Subscription fee	20
Minimum investment	20

Redemptions	21
Procedure for the redemption of Participating Shares	21
Redemption Restrictions of the Underlying Funds	21
Redemption price and redemption proceeds	23
Deferral of redemptions	23
Compulsory redemption	24
Audit holdback	24

Risk Factors	25
Risks associated with the investment strategies	25
Risks associated with Underlying funds	38

Financial Information and Reports	45
Financial statements	45
Reports to Shareholders	45

Definitions

In this Supplement capitalised terms have the meanings set out in the Memorandum unless otherwise defined below:

Administrator	means Equinoxe Alternative Investment Services (Bermuda) Limited as administrator and Equinoxe Alternative Investment Services (Asia) Pte. Limited as sub-administrator.

AIFM	means an alternative investment fund manager authorised pursuant to the AIFM Directive.

AIFM Directive	means Directive 2011/61/EU on alternative investment fund managers.

Appendix	means an appendix to this Supplement.

AR Offshore Fund	means AQR Absolute Return Offshore Fund Ltd.

AQR	means AQR Capital Management, LLC, the manager and the investment manager of the AR Offshore Fund.

AQR Europe	means AQR Capital Management (Europe) LLP, a limited liability partnership registered in United Kingdom appointed as the AIFM of the STR Fund.

AQR Lux	The general partner of the AQR Lux Funds, a Luxembourg private limited company (société à responsabilité limitée) incorporated on 18 July 2013.

Benefit Plan Investors	means any (i) “employee benefit plan” as defined in section 3(3) of ERISA that is subject to Title I of ERISA, (ii) “plan” as defined in and subject to Section 4975 of the Code and (iii) entity whose underlying assets are deemed to include plan assets by reason of such an employee benefit plan’s or plan’s investment in such entity for the purpose of the Plan Asset Regulation or otherwise for purposes of Section 406 of ERISA or Section 4975 of the Code.

Calculation Period	a period of 3 months commencing on each 1 January, 1 April, 1 July and 1 October, provided that the first Calculation Period in respect of any Participating Share will be the period commencing on the date such Participating Share is issued and ending on the next following 31 March, 30 June, 30 September or 31 December.

Code	the U.S. Internal Revenue Code of 1986, as amended from time to time.

CSSF	the Luxembourg supervisory authority of the financial sector, the Commission de Surveillance du Secteur Financier

Delegated Regulation	the Commission Delegated Regulation (EU) of 17 December 2013 supplementing the AIFM Directive with regard to regulatory technical standards determining types of alternative investment fund managers.

Dodd-Frank Act	means Dodd-Frank Wall Street Reform and Consumer Protection Act which was signed into federal law on 21 July 2010.

Equalisation Credit	an amount payable on the subscription of Participating Shares as an equalisation credit, determined as described in the section of this Supplement headed “Fees and Expenses” in the Memorandum.

ERISA	means Employee Retirement Income Security Act of 1974, as amended from time to time.

Excess Return	means the amount by which the net asset value per series of the AR Offshore Fund (after deduction of all expenses, including the applicable management fees) exceeds the High Water Mark applicable to such series. All calculations shall be made before deduction of the performance fee or performance allocation of the AR Offshore Fund, as applicable, for the current period and shall include realized and unrealized gains and losses, and in each case adjusted for any dividends, distributions, recapitalizations and other similar events.

High Water Mark	means with respect to a series of the Underlying Funds, the higher of (i) the highest net asset value of such series as of the commencement of any fiscal year (as adjusted for redemptions) and (ii) the aggregate issue price of such series (as adjusted for redemptions).

IFRS	International Financial Reporting Standards issued by the International Accounting Standards Board.

Initial Offer Period	in relation to any Class, the period determined by the Directors during which Participating Shares of that Class are first offered for subscription, which commenced at 9:00 a.m. (Hong Kong time) on 28 November 2016 and ended at 5:00 p.m. (Hong Kong time) on 21 December 2016.

Management Fee	the management fee payable by the Company, out of the assets of the Segregated Portfolio, to the Manager pursuant to the Management Agreement.

Memorandum	the private placement memorandum of the Company, as amended from time to time.

Minimum Holding	Participating Shares with an aggregate Net Asset Value of not less than US$100,000 or such amount as the Directors may determine, either generally or in any particular case.

Net Asset Value	the net asset value of the Segregated Portfolio, the relevant Class or a Participating Share, as the case may be, determined as described in the section of the Memorandum headed “Net Asset Value”.

Net Asset Value per Share	in respect of a Participating Share of any Class, the Net Asset Value of the relevant Class divided by the number of Participating Shares of such Class in issue.

Participating Share	a participating, redeemable, non-voting share of par value US$0.01 in the capital of the Company attributable to the Segregated Portfolio and being offered for subscription under the terms of the Memorandum and this Supplement.

Performance Fee	the performance fee, if any, payable by the Company, out of the assets of the Segregated Portfolio, to the Manager pursuant to the Management Agreement.

Plan Asset Regulation	means the 2510.3-101 of the United States Department of Labor Regulations (29 CFR 2510.3-101) as modified by Section 3(42) of ERISA.

Redemption Day	the first Business Day of each January, April, July, October and such other day or days as the Directors may determine, either generally or in any particular case.

Redemption Gate	Participating Shares representing in aggregate 10 per cent or more (or such higher percentage as the Directors determine, either generally or in respect of any particular Redemption Day) of the Net Asset Value of the Segregated Portfolio.

Redemption Period	means at least fifty (50) Business Days (or such shorter period as the Directors may permit, either generally or in any particular case) before the relevant Redemption Day.

Redemption Price	the price per share at which Participating Shares of the relevant Class may be redeemed, calculated in the manner described in the section of this Supplement headed “Redemptions”.

SEC	means U.S. Securities and Exchange Commission.

Segregated Portfolio	Prestige Quantitative Opportunities Fund I SP, a segregated portfolio of the Company established in accordance with the Articles.

SIF Law	the Luxembourg law of 13 February 2007 relating to specialised investment funds, as the same may be amended from time to time.

STR Fund	the AQR Systematic Total Return Fund.

Subscription Amount	Subscription monies for the Participating Shares as calculated based on the Subscription Price.

Subscription Day	the first Business Day of each month and/or such other day or days as the Directors may determine, either generally or in any particular case.

Subscription Fee	the subscription fee, if any, payable by the subscribers and deducted from the Subscription Amount, as described in the relevant Appendix.

Subscription Price	the price per share at which Participating Shares may be issued after the close of the Initial Offer Period, calculated in the manner described in the section of this Supplement headed “Subscriptions”.

Underlying Funds	means the AR Offshore Fund and the STR Fund.

Underlying Manager	means a manager of an Underlying Fund.

U.S. or US	means the United State of America.

US$ or U.S. Dollar	means U.S. Dollar, the lawful currency of the U.S.

The Segregated Portfolio

Establishment

The Segregated Portfolio was established on 28 November 2016.

Participating Shares

The Directors have initially created and designated multiple Classes of Participating Shares in respect of the Segregated Portfolio, which are being offered under the terms of the Memorandum and this Supplement. Details of each Class of Participating Shares will be specified in the relevant Appendix to this Supplement.

At any time the Directors may create and designate additional Classes in respect of the Segregated Portfolio without notice to, or the consent of, the Shareholders. The Directors may differentiate between Classes on various bases, including as to the Dealing Currency, the fees payable, the level of information provided and redemption rights.

Dealing currency

The Dealing Currency of the Classes of Participating Shares is U.S. Dollars unless otherwise specified in the relevant Appendix to this Supplement. Subscriptions for, and redemptions of, Participating Shares of a Class will be processed in the relevant Dealing Currency, and the Net Asset Value per Share of the Class will be calculated and quoted in such Dealing Currency.

Investment Objective, Strategies and Restrictions

Investment objective

The investment objective of the Segregated Portfolio is to deliver positive absolute returns over any twelve-month period regardless of the economic environment or the performance of financial markets by investing principally in interests (the “Interests”) in the Underlying Funds. The Manager may invest in one or more classes or series of the shares of the Underlying Funds in its absolute discretion and may switch between classes or series of the shares of the Underlying Funds in accordance with the relevant offering memorandum of the Underlying Funds in its sole discretion. In addition to its investments into the Underlying Funds, the Manager may also invest in other funds as referred to in the section headed “Investment Strategies” below.

There can be no assurance that the investment objective will be achieved.

Investment strategies

The Manager will seek to achieve the investment objective through exposure to the economic performance of the Underlying Funds by investing directly in the Underlying Funds but may also seek to achieve that investment objective through investment in other funds where appropriate.

The Manager has flexibility to invest in different types of funds whose investment strategy includes, but is not limited to, debts, bonds, listed and unlisted equities, preferred stocks, convertible securities, equity-related instruments, debt securities and obligations (which may be below investment grade), currencies, commodities, futures, options, warrants, swaps and other derivative instruments. Derivative instruments may be exchange-traded or over-the-counter. The Manager may engage in short sales, margin trading, hedging and other investment strategies.

Leverage

The Company will not apply any leverage in making its investment in the Underlying Funds in respect of the Segregated Portfolio. Yet, each of the Underlying Funds may apply leverage in their respective investment activities in accordance with the applicable investment strategies as discussed under the heading “Investment Objective, Strategies and Restrictions” below. The Company, on behalf of the Segregated Portfolio, may borrow for the purposes of paying redemption proceeds or paying expenses, if required.

Distribution policy

It is not envisaged that any income or gains derived from investments will be distributed by way of dividend or other distributions. However, this does not preclude the Directors from declaring a dividend or other distribution at any time in the future if they consider it appropriate to do so. If a dividend or other distribution is declared, the Directors will distribute it in compliance with applicable law.

Changes to investment strategies and restrictions

The investment objective, investment strategies, investment restrictions and limits on leverage summarised above represent the current intentions of the Directors. Subject to any applicable law or regulation, the Directors may change the investment objective, investment strategies, investment restrictions and limits on leverage by giving Shareholders not less than one (1) months’ prior written notice of the proposed changes.

SUMMARY OF THE INVESTMENT OBJECTIVE AND RESTRICTIONS OF THE UNDERLYING FUNDS

AR Offshore Fund

●	Investment Objective

The AR Offshore Fund is a Cayman Islands exempted company that commenced operations in August 1998.

The investment objective of AR Offshore Fund is to produce high risk-adjusted returns while maintaining low-to-zero correlation to traditional markets. AQR pursues these goals by investing in a combination of different investment strategies that apply quantitative return forecasting models and systematic risk control methods. Each of these investment strategies is designed to (a) target positive excess returns over a cash investment, (b) target a specific controlled level of volatility, and (c) exhibit low-to-zero correlation to other strategies of the Absolute Return Funds (as defined below) and to traditional markets. The AR Offshore Fund invests internationally in a broad range of instruments, including securities, currencies, futures and other derivative products.

The AR Offshore Fund co-invests with AQR Absolute Return Institutional Fund, L.P., a Delaware, U.S.A. limited partnership that commenced operations in August 1998 (together with the AR Offshore Fund, the “Absolute Return Funds”), in an investment program managed by AQR.

The AR Offshore Fund operates by investing all or a portion of its assets in, and conducting substantially all of its investment and trading activities in parallel with other offshore and/or U.S. co-investment vehicles through, AQR Absolute Return Master Account, L.P., a Cayman Islands exempted limited partnership (the “AR Master Account”), which has been actively trading since August 1998.

●	AR Master Account

The AR Master Account is established as a limited partnership, the AR Offshore Fund will be a limited partner of the AR Master Account. The AR Master Account is a Cayman Islands exempted limited partnership formed under the Exempted Limited Partnership Law (Revised) of the Cayman Islands.

An exempted limited partnership is not an entity with separate legal status in the Cayman Islands. All property of the AR Master Account will be held on behalf of the AR Master Account by the general partner of the Master Account (the “AR Master Account General Partner”), and any property that is conveyed into or vested in the name of the AR Master Account shall be held or deemed to be held by the AR Master Account in trust as assets of the AR Master Account in accordance with the terms of the AR Master Account’s limited partnership agreement. Any debt or obligation incurred by the AR Master Account General Partner in the conduct of the business of the AR Master Account shall be a debt and obligation of the AR Master Account and the AR Master Account General Partner will be liable therefore to the extent that the AR Master Account has insufficient assets.

The general partner of a Cayman Islands exempted limited partnership must manage the business of such partnership and may enter into contracts for and on behalf of such partnership in its name on the terms of the statutory trusts established under the Exempted Limited Partnership Law (Revised) of the Cayman Islands. As such, the AR Master Account General Partner holds the property of the AR Master Account on the terms of a statutory trust and owes a duty to act at all times in good faith in the interest of the AR Master Account. The AR Master Account General Partner, which shares common ownership and management with AQR, has ultimate responsibility for the management and operations of the AR Master Account, although AQR has exclusive responsibility for the conduct of the investment program of the AR Master Account. The AR Master Account General Partner is generally entitled to receive a performance allocation from the AR Master Account in respect of the AR Offshore Fund. The limited partnership agreement of the AR Master Account vests complete authority over the management of the AR Master Account’s affairs in the AR Master Account General Partner. However, the AR Master Account General Partner is not responsible for the day-to-day operations and administration of the AR Master Account, nor is it responsible for making or approving any investment decisions, having delegated such investment responsibilities to AQR pursuant to an investment management agreement and the day-to-day administrative functions to the administrator of the AR Offshore Fund pursuant to an administration agreement in accordance with their powers of delegation as set out in the AR Master Account’s limited partnership agreement.

The AR Master Account General Partner will review, on a periodic basis, the performance of AQR and the administrator of the AR Offshore Fund. The partners of the AR Master Account, to the fullest extent permitted by law, will indemnify the AR Master Account General Partner, any affiliate and members, managers, officers, directors of the AR Master Account General Partner or any affiliate or partner (each a “AR Master Account Indemnified Person”) out of the assets of the AR Master Account for any loss or damage incurred by such AR Master Account Indemnified Person in connection with the AR Master Account’s activities, unless otherwise provided for in the limited partnership agreement of the AR Master Account. In the event that the assets of the AR Master Account are insufficient to meet an indemnification claim, the partners of the AR Master Account (including the AR Offshore Fund) may be required to make proportionate capital contributions to meet such excess.

●	General Investment Approach

Strategy Combination and the Use of Leverage. Although the AR Offshore Fund may or may not engage in explicit borrowing, AQR expects the portfolio of the AR Offshore Fund to be economically leveraged through the use of derivatives. For example, AQR expects that the sum of notional long positions and, measured separately, the sum of notional short positions will each exceed the capital invested in the AR Master Account.

Risk Control and Monitoring. Risk control is built into AQR’s strategy models, including consideration of volatility levels, extreme events, liquidity, funding and credit. AQR’s independent risk manager reviews these risk controls as part of the strategy approval process. In addition, the independent risk team monitors actual and projected risk levels without reference to front office models and data. The metrics include value-at-risk, stress losses, market factor exposures, liquidity, leverage, cash usage, counterparty risk and other measures. These values are computed by the independent risk team and provided to the portfolio manager of the AQR portfolio management team and AQR’s risk committee. The independent risk manager has implemented systematic procedures for drawdown control, market factor exposure management and tail hedging in funds for which these measures are deemed appropriate. These procedures are run independently of the portfolio manager of the AQR portfolio management team. There can be no assurance that AQR’s risk monitoring and risk controls will be successful or that significant losses will not be incurred.

Implementation. AQR believes that the management of transaction costs deserves a priority focus. Transaction costs include commissions, bid-ask spreads, market impact and timing delays (time between decision and implementation when a market may move for or against an investor). A consideration of transaction costs should be a part of model design (e.g., a lower cost market may support a higher frequency trading strategy), and a part of the trading decision itself (i.e., a trade must be attractive after transaction costs).

Investment Restrictions. The AR Offshore Fund will not be permitted to invest directly in real estate assets or in securities of private real estate companies or partnerships. For the avoidance of doubt, the aforementioned restriction does not include publicly traded real estate investment trusts (“REITs”). Except for the foregoing restriction, the AR Offshore Fund’s investment activities will be carried out in the manner deemed appropriate by AQR. There are no other material limitations or restrictions on the particular categories or the magnitude of the AR Offshore Fund’s investments, or on the investment strategies and techniques to be utilized by AQR, which may from time to time differ from those which are described herein.

STR Fund

●	Investment Objective

The STR Fund is one of a number of funds of AQR Lux Funds, which is an umbrella investment structure comprising one or more funds including the STR Fund and is an open-ended investment company with variable capital (société d’investissement à capital variable) – specialized investment fund (fonds d’investissement spécialisé) organized under the laws of Luxembourg as a partnership limited by shares (société en commandite par actions). The STR Fund is governed by the SIF Law and qualifies as an alternative investment fund in the sense of the AIFM Directive. AQR Lux Funds was incorporated on 18 July 2013 with an unlimited lifetime. Although the AQR Lux Funds constitutes one sole legal entity, for the purpose of the relations between shareholders of any fund of the AQR Lux Funds, each fund including the STR Fund will be deemed to be a separate entity. The right of investors and creditors regarding the STR Fund or raised by the constitution, operation or liquidation of the STR Fund are limited to the assets of the STR Fund, and the assets of the STR Fund will be answerable exclusively for the rights of the shareholders relating to the STR Fund and for those of the creditors whose claim arose in relation to the constitution, operation or liquidation of the STR Fund.

The STR Fund was launched in 2016 and the investment objective of the STR Fund is to seek total returns commensurate with its long-term risk target. The STR Fund will allocate to three investment sub-strategies, each sub-strategy having a distinguishable set of investment objectives (as set out below), namely: the “Market Risk Premia Strategy”, the “Macro Asset Timing Strategy”, and the “Market Neutral Security Selection Strategy” (each is referred to as a “Sub-Strategy” and together the “Sub-Strategies”). There can be no assurance that the STR Fund will achieve its investment objective. The STR Fund seeks to achieve its investment objective by making a diversified allocation assets across one or more of three Sub-Strategies.

●	General Investment Approach

Strategy Combination. The STR Fund will seek to make a diversified allocation across the three Sub-Strategies, with similar levels of long-term volatility targets. Fluctuations may occur due to Sub-Strategy signals, performance or risk control.

Risk Control and Monitoring. Risk control is built into AQR Europe’s strategy models, including consideration of volatility levels, extreme events, liquidity, funding and credit. AQR Europe’s independent risk manager reviews these risk controls as part of the strategy approval process. In addition, the independent risk team monitors actual and projected risk levels without reference to front office models and data. The metrics include value-at-risk, stress losses, market factor exposures, liquidity, leverage, cash usage, counterparty risk and other measures daily. These values are computed by the independent risk team and provided to the portfolio manager and AQR Europe’s Risk Committee. The independent risk manager has implemented systematic procedures for drawdown control, market factor exposure management and tail hedging in funds for which these measures are deemed appropriate. These procedures are run independently of the portfolio manager.

Investment Restrictions. The STR Fund will comply with the risk-spreading requirements of CSSF circular 07/309. By making use of its power to determine the investment policy of the STR Fund, AQR Lux has resolved the following investment restrictions that apply in principle for the STR Fund:

(1)	It will not have a net counterparty exposure to any one counterparty for 30% or more of its assets.

(2)	It will not invest or commit to invest 30% or more of its assets in securities or investment instruments of the same type issued by the same issuer or in any other single asset.

(3)	The restriction under (2) does however not apply to: (a) investments in securities issued or guaranteed by an OECD Member State or its regional or local authorities or by EU, regional or global supranational institutions or bodies; (b) investments in undertakings for collective investment that are subject to risk-spreading requirements at least comparable to those applicable to specialized investment funds. For the purpose of the application of this restriction, every sub-fund of an umbrella undertaking for collective investment is to be considered as a separate issuer.

(4)	Short sales may in principle not result in the STR Fund holding short positions in securities or investment instruments of the same type issued by the same issuer representing more than 30% of the STR Fund’s assets.

(5)	When using financial derivative instruments, the STR Fund must ensure, via appropriate diversification of the underlying assets, a similar level of risk-spreading.

(6)	The STR Fund may invest up to 100% of its assets in non-listed securities.

(7)	The STR Fund may acquire up to 100% of the securities or other instruments issued by the same issuing body.

(8)	The STR Fund may invest in financial derivatives instruments (including any financial instruments embedding derivatives or a derivative component) dealt in on a regulated market and/or non regulated market and/or over-the-counter (OTC), provided that:

(i)	the counter-parties to OTC derivative transactions are rated financial institutions specializing in these types of transactions and being reliable counter-parties in the OTC markets; and

(ii)	the net risk exposure to a counter-party in an OTC derivative transaction may not exceed 30% of the STR Fund’s net assets.

(9)	The STR Fund may engage in securities lending transactions, repurchase transactions and/or reverse repurchase transactions/repurchase transactions. Cash collateral received by the STR Fund in relation to these transactions may be reinvested in accordance with its investment objectives.

The STR Fund (in this context, a “Investing Fund”) may subscribe, acquire and/or hold securities to be issued or issued by one or more other funds of the AQR Lux Funds (each, a “Target Fund”) without the AQR Lux Funds being subject to the requirements of the Luxembourg law of 10 August 1915 on commercial companies, as amended, with respect to the subscription, the acquisition and/or the holding by a company of its own shares, under the condition however that:

●	the Target Fund does not, in turn, invest in the Investing Fund;

●	voting rights, if any, attaching to the relevant securities of the Target Fund are suspended for as long as they are held by the Investing Fund concerned and without prejudice to the appropriate processing in the accounts and the periodic reports; and

●	for as long as these securities are held by the Investing Fund, their value will not be taken into consideration for the calculation of the net assets of the AQR Lux Funds for the purposes of verifying the minimum threshold of the net assets imposed by the SIF Law.

The investment restrictions may not be complied with for one year since the launch date of the STR Fund. Should the STR Fund be in a passive breach of the above restrictions for reasons beyond the reasonable control of AQR Europe after the one year period after the launch date of the STR Fund, e.g. due to a change in the market value of the portfolio of the STR Fund, AQR Europe shall use reasonable efforts to bring the STR Fund back within its restrictions except where AQR Europe reasonably believes that this would be prejudicial to the interests of the STR Fund.

Upon the STR Fund entering into its liquidation phase or upon some or all of the investments having been fully repaid, the STR Fund’s investment restrictions might no longer be complied with, as the disposal of assets or the maturing of an investment will have an impact on the weightings between assets, which in principle will not be corrected by AQR Europe.

LEVERAGE AND BORROWING RESTRICTIONS. AQR Europe expects the portfolio to be economically leveraged through the use of derivatives and securities.. For example, AQR Europe expects that the sum of notional long positions will significantly exceed the capital invested in the STR Fund.

The STR Fund shall limit its leverage as calculated by the gross and commitment method set out in Articles 7 and 8 of the Delegated Regulation to 2000% of the net asset value of the STR Fund under both methods.

In addition, the STR Fund may use borrowing as deemed appropriate by AQR Europe up to 10% of the net asset value of the STR Fund.

INVESTMENT STRATEGIES OF THE UNDERLYING FUNDS

AF Offshore Fund

Commodity Selection. This strategy provides long and short exposure to commodities using primarily commodity futures, swaps, forwards and options. This strategy is designed to exhibit low long-term correlation to traditional markets.

Continental Europe Stock Selection. This strategy provides long and short exposure to diversified portfolios of developed market equities within Continental Europe. This strategy is designed to exhibit low correlation to the MSCI Europe Ex. U.K. Equity Index1. This strategy is implemented using primarily a combination of individual equities, total return swaps and stock index futures.

Convertible Bond Arbitrage. This strategy utilizes quantitative and systematic risk-control methods generally to take a position in various global convertible debt and convertible preferred securities and an offsetting position in various global equities directly linked to the convertible securities. This strategy will be implemented using primarily individual convertible securities and equities, but may also utilize total return equity swaps, credit default swaps, high-yield debt portfolios, bond futures, interest rate futures, stock index futures, currency forwards, and options.

Credit Timing. The credit timing strategy provides long and short exposure to broad investment grade and high yield credit markets. Views generally are implemented using the Markit CDX2 credit default swap indices.

Developed Bond Country Selection. This strategy provides long and short exposure to developed country bond markets, using primarily bond futures. The strategy is designed to exhibit low correlation to the currency-hedged developed bond markets.

[1]	The MSCI Europe Ex. U.K. Equity Index is a free float-adjusted market capitalization index that is designed to measure developed market equity performance in Europe. As of October 2009, the MSCI Europe Ex. U.K. Equity Index consisted of the following 15 developed market country indices: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden and Switzerland.

[2]	The Markit CDX family of credit derivative indexes is composed of corporate and sovereign entities domiciled in North America and Emerging Markets. Markit CDX indexes include: Markit CDX.NA.IG (Investment Grade), Markit CDX.NA.IG.HVOL (High Volatility), Markit CDX.NA.HY (High Yield), Markit CDX.NA.HY.BB (High Yield, BB), Markit CDX.NA.HY.B (High Yield, B), Markit CDX.NA.HY Notes (High Yield Notes) and Markit CDX.EM (Emerging Markets).

Developed Currency Selection. This strategy provides long and short currency exposure to developed markets, using primarily forward contracts. The strategy is designed to exhibit low correlation to traditional markets.

Developed Equity Country Selection. This strategy provides long and short exposure to developed country equity markets, using primarily stock index futures, options and/or swaps. The strategy is designed to exhibit low correlation to the currency-hedged MSCI World Equity Index3.

Developed Interest Rates Country Selection. This strategy provides long and short exposure to developed country short term interest rate markets, using primarily interest rate futures. The strategy is designed to exhibit low correlation to global credit and interest rate markets.

Discretionary Macro. This strategy provides long and short exposure in commodity, currency, fixed income and equity futures and can also trade swaps, ETFs and individual equities on a selective basis. The strategy aims to take advantage of macro-economic trends using quantitative and qualitative information.

Emerging Bond Country Selection. This strategy provides long and short exposure to emerging country bond markets, using primarily bond futures and/or interest rate swaps. The strategy is designed to exhibit low correlation to a market cap-weighted, currency-hedged, emerging market bond index.

Emerging Currency Selection. This strategy provides long and short currency exposure to emerging markets, using primarily forward and non-deliverable forward contracts. The strategy is designed to exhibit low correlation to traditional markets.

Emerging Equity Country Selection. This strategy provides long and short exposure to emerging country equity markets, using primarily swaps and other derivative instruments. The strategy is designed to exhibit low correlation to the currency-hedged MSCI Emerging Markets Free Index4.

Emerging vs. Developed Currency Timing. This strategy will cover global emerging and developed currency markets and is designed to capture the out-performance of emerging or developed currencies through the cycle. This strategy is designed to be balanced between emerging and developed country currencies (i.e., if the strategy is long emerging country currencies, it will be short developed country currencies and vice versa). This strategy provides long and short exposure to a liquid basket of emerging and developed country currency forwards (primarily forward and non-deliverable forward contracts).

Emerging vs. Developed Equity Timing. This strategy will cover global emerging and developed country equity markets and is designed to capture the outperformance of emerging or developed country equity markets through the cycle. This strategy is designed to be balanced between emerging and developed country equity markets (i.e., if the strategy is long emerging country equity markets, it will be short developed country equity markets and vice versa).

Equity Index Spreads. This strategy utilizes models that are intended to make relative value bets on various subsets of the U.S. equity market according to the conditional attractiveness of particular spreads. The subsets/spreads considered are generally defined by size-groups (Large-Cap vs. Small-Cap and Large-Cap vs. Mid-Cap) and by economic sector (Technology vs. Non-technology). Attractiveness is assessed by security level fundamentals (valuation and growth) and by momentum. This strategy will be primarily implemented using futures. The strategy is designed to be beta-neutral with respect to the S&P 500 Index.

[3]	The MSCI World Equity Index is a free float-adjusted market capitalization index that is designed to measure developed market equity performance throughout global markets. As of October 2009, the MSCI World Equity Index consisted of the following 23 developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom, and the United States.

[4]	The MSCI Emerging Markets Free (EMF) Index is a free float-adjusted market capitalization index that is designed to measure equity performance in the global emerging markets. As of October 2009, the MSCI EMF Index consisted of the following 22 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.

Global Stock Selection. This strategy provides long and short exposure to diversified portfolios of Global equities. The strategy is designed to exhibit low correlation to the MSCI World Equity Index5. This strategy will be implemented using primarily a combination of individual equities, total return swaps and stock index futures.

Global Swap Spreads. The swap spread strategies utilize interest rate derivative instruments to make relative value investments across developed countries swap spread markets. This strategy is designed to exhibit low long-term correlation to traditional markets but can vary through time in how much positive or negative exposure to global swap spreads it takes.

Inflation Breakeven Selection. This strategy provides long and short exposure to developed country inflation breakeven markets, using cash bonds (an inflation breakeven trade is a long position in an inflation-linked sovereign bond and short position in a duration matched nominal sovereign bond). The strategy is designed to exhibit low correlation to the currency-hedged developed inflation breakeven markets.

Japanese Stock Selection. This strategy provides long and short exposure to diversified portfolios of Japanese equities. The strategy is designed to exhibit low correlation to the TOPIX.6 This strategy will be implemented using primarily a combination of individual equities, total return swaps and stock index futures.

Low Beta Anomaly Strategies. This strategy provides long and short exposure to diversified portfolios across a variety of asset classes, including but not limited to, global equities, global bonds, futures and swaps. The strategy is designed to exhibit low correlation to the equity market indices. This strategy will be implemented using primarily a combination of individual equities, total return swaps and stock index futures.

Merger Arbitrage. This strategy will attempt to employ a diversified, disciplined strategy to capture the returns to merger arbitrage. This strategy will be implemented using primarily individual equities, but may also utilize total return equity swaps, stock index futures, currency forwards, and options

Mortgage Credit. This strategy provides exposure to various components of the capital structure in the commercial real estate market. AQR employs a complex structural model to identify mispricing between equity and debt at different seniority levels. The views are expressed through trading Markit CMBX Tranches7 and REIT ETFs.

Short Term Stock Selection. This strategy provides long and short exposure to a diversified portfolio of global equities based on forecasts of short-term price movements.

Statistical Arbitrage. This strategy provides long and short exposure to a diversified portfolio of equities based on forecasts of short-term price movements.

[5]	As above.

[6]	The Tokyo Stock Price Index (TOPIX) consists of the 500 most prestigious Japanese companies which are listed on the Tokyo Stock Exchange.

[7]	Markit CMBX Index is a synthetic tradeable index referencing a basket of 25 commercial mortgage-backed securities. The available tranches are AAA, AM, AJ, AA, A and BBB.

Stock and Bond Market Timing. This strategy provides long and short exposure to S&P 500 and 10-Year Treasury futures in the U.S. This strategy is not designed to exhibit low correlation to traditional markets at all times. Rather, the strategy is designed so that its long-term average exposure is zero to both stock and bond markets (i.e., to be uncorrelated over the long-term).

U.K. Stock Selection. This strategy provides long and short exposure to diversified portfolios of U.K. equities. The strategy is designed to exhibit low correlation to the FTSE 1008. This strategy will be implemented using primarily a combination of individual equities, total return swaps and stock index futures.

U.S. REIT Stock Selection. This strategy provides long and short exposure to diversified portfolios of U.S. REITs. The strategy is designed to exhibit low correlation to the Russell 2000®9. This strategy will be implemented using primarily a combination of individual equities, total return swaps and stock index futures.

U.S. Stock Selection. This strategy provides long and short exposure to diversified portfolios of U.S. equities. The strategy is designed to exhibit low correlation to the S&P 50010. This strategy will be implemented using primarily a combination of individual equities, total return swaps and stock index futures.

Volatility Trading. This strategy primarily utilizes derivative instruments on equity indexes, individual equities, fixed income securities, currencies, and commodities globally, but may also invest in securities, spot and forward currency contracts, and other financial instruments. The strategy involves writing uncovered options, which incurs a high risk of large capital losses especially in the event of large equity moves, and thus the strategy should be considered highly speculative. This strategy may seek to generate returns from (a) exploiting the long-term economic premium from selling volatility, (b) forecasting changes in the level, term structure and skew structure of volatility across a wide variety of asset classes, or (c) exploiting inefficiencies in the relative volatility of equity indexes and their constituents.

Yield Curve. The yield curve strategies utilize interest rate derivative instruments and cash bonds to make relative value investments within developed and potentially emerging countries’ fixed income markets. This strategy is designed to exhibit low long-term correlation to traditional markets.

STR Fund

Market Risk Premia Strategy. The Market Risk Premia Strategy is designed to deliver exposure to a broadly diversified set of global risk premia covering equities, government bonds and eligible diversified commodity indices. The Market Risk Premia Strategy seeks to maintain a targeted level of volatility while also targeting an equal risk allocation across three major categories (equity risk, nominal fixed income risk and inflation risk) (the “Risk Premia”), taking into consideration the expected volatility and correlations among the categories.

AQR uses a customised process to estimate volatilities and correlations for the Risk Premia. Based on these estimates, the Market Risk Premia Strategy adjusts position sizes in each asset class in order to maintain a targeted level of volatility and an equal risk allocation across the Risk Premia. In periods of higher expected volatility for an asset class, the Market Risk Premia Strategy will hold smaller positions in order to maintain a steady level of targeted risk. Conversely, in periods of lower expected volatility for an asset class, the Market Risk Premia Strategy will hold larger positions in response.

[8]	The FTSE is an index of blue chip stocks traded on the London Stock Exchange.

[9]	The Russell 2000 Index measures the performance of the small-cap segment of the U.S. equity universe. The Russell 2000 Index is a subset of the Russell 3000? Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership.

[10]	The S&P 500 Index consists of 500 stocks chosen for market size, liquidity, and industry group representation. It is a market-value weighted index (stock price times number of shares outstanding), with each stock’s weight in the Index proportionate to its market value.

Macro Asset Timing Strategy. The Macro Asset Timing Strategy is designed to invest in a diversified portfolio of equity, currency and fixed income instruments, both long and short, in an effort to provide exposure and performance that is, on average, lowly correlated to equity and fixed income markets. The positions that the Macro Asset Timing Strategy takes in each instrument are based on a systematic, quantitative investment process that pursues short to intermediate-term price trends in the corresponding market for the instrument, while modulating its positions by systematically assessing whether a given trend looks over-extended on a short or long term basis.

Market Neutral Security Selection Strategy. The Market Neutral Security Selection Strategy is designed to (a) target positive excess returns over a cash investment, and (b) exhibit low-to-zero correlation to other traditional and non-traditional investments. AQR Europe pursues these goals by utilising quantitative return forecasting models and systematic risk-control methods to take long and short positions in various global equities.

The instruments expected to be used across all of the Sub-Strategies outlined above in the implementation of the investment objective may include, but are not limited to:

●	futures contracts including, single equity futures, bond futures interest rate futures and futures on stock indices (which will be mainly well diversified national or regional stock indices on a world-wide basis);
●	swaps, including swaps on stock indices;
●	treasury inflation-protected securities and inflation linked bonds;
●	currencies;
●	currency forwards including developed and emerging market forwards and nondeliverable forwards;
●	swaps, including swaps on equity indices, bond indices, commodity indices and interest rate swaps;
●	global equities, equity-like securities, fixed income instruments, including government and corporate bonds;
●	repurchase instruments;
●	exchange-traded funds;
●	other derivative products;
●	asset-backed securities or mortgage-backed securities.

A portion of the STR Fund’s assets may be held in cash or cash equivalent investments, including, but not limited to, short-term investment funds, bank deposits and/or U.S. Government securities (including U.S. treasury Acts). A portion of these assets may be used for derivatives’ margining and collateral requirements.

There are no geographic limits on the market exposure of the STR Fund’s assets. This flexibility allows AQR Europe to look for investments or gain exposure to asset classes and markets around the world, including emerging markets, that it believes will enhance the STR Fund’s ability to meet its investment objective.

The positions that the STR Fund takes in each instrument are based on a systematic, quantitative investment process. AQR Europe will utilise customised trading algorithms to try to minimise market impact and reduce trading costs.

Fees and Expenses

Fees payable to the Manager

Management Fee

The Company will pay the Manager a Management Fee, out of the assets of the Segregated Portfolio, as specified in the relevant Appendix to this Supplement.

The Management Fee will be payable in U.S. Dollars monthly in arrear. If the Manager is not acting as Manager for an entire month, the Management Fee payable for such month will be prorated to reflect the portion of such month in which the Manager is acting as such. The Manager may waive or reduce such Management Fee, either generally or in any particular case.

The Management Fee will be paid to the Manager as soon as reasonably practicable after the end of each month.

Performance Fee

For each Calculation Period, the Performance Fee in respect of each Class is as specified in the relevant Appendix to this Supplement. The Performance Fee in respect of each Calculation Period will be calculated by reference to the Net Asset Value per Share of each Class before deduction for any accrued Performance Fee. The Manager may waive or reduce such Performance Fee, either generally or in any particular case.

The Performance Fee will be paid to the Manager in arrear as soon as reasonably practicable after the end of each Calculation Period.

If Participating Shares are redeemed during a Calculation Period, the Performance Fee in respect of such Participating Shares will be calculated as though the relevant Redemption Day was the end of a Calculation Period. An amount equal to any Performance Fee in respect of such Participating Shares will be paid to the Manager as soon as reasonably practicable after the relevant Redemption Day. In the event of a partial redemption, Participating Shares will be treated as redeemed on a first in, first out basis for the purpose of calculating the Performance Fee.

If the Management Agreement is terminated during a Calculation Period, the Performance Fee in respect of the then current Calculation Period will be calculated and paid as though the date of termination were the end of the relevant Calculation Period.

Fees payable to the Investment Advisor

Advisory Fee

The Manager will pay, from the Management Fees, the Investment Advisor an advisory fee.

Administration fees

The Administrator will receive a fee out of the assets of the Segregated Portfolio for providing administration services of up to 0.045 per cent per annum of the Net Asset Value of the Segregated Portfolio, calculated as at each Valuation Day in respect of a Subscription Day and payable monthly in arrear, subject to a minimum annual fee of US$22,200.

The Administrator will also be entitled to various transaction and processing fees and to be reimbursed for all out of pocket expenses properly incurred by it in the performance of its duties.

custodian fees

Since the Segregated Portfolio will only invest in the Underlying Funds, the custodian will be the bank or banks with whom the Company may open an account for custody of the cash of the Segregated Portfolio. The aforesaid account will require the Company to maintain a minimum average daily balance as agreed from time to time between the Company and the relevant bank. The bank may change the aforesaid minimum balance and its charge and fees at its sole discretion and the Company will not inform the Shareholders of such changes. Such fees and charges will be deducted from the relevant inward payment and outward payment respectively.

If the Underlying Funds dissolve and the securities held by the Underlying Funds are distributed in kind to the Company for the account of the Segregated Portfolio, the Company may appoint a custodian to hold any such securities temporarily until such securities can be realised. The fees of any such custodian would be expected to be in line with current market rates.

Management fees and Performance Allocations of the Underlying Funds

In addition to the Management Fee and the Performance Fee payable to the Manager, management fees and performance fees are also levied in respect of the Underlying Funds. Accordingly the Company, for the account of the Segregated Portfolio, will be holding its investments in the Underlying Funds subject to such fees and investors in the Segregated Portfolio should understand that the value of the Company’s investment in the Underlying Funds will be reduced to the extent of such fees and that potential investor’s investment in the Shares of the Segregated Portfolio will also be subject to Management Fees and Performance Fees payable to the Manager as described in the preceding section.

AR Offshore Fund

Management fees. AQR is entitled to receive management fees at an annual rate of two (2) percent of the net asset value of the AR Offshore Fund. In consideration for the management fees, AQR renders certain administrative and managerial services to the AR Offshore Fund. AQR reserves the right to waive or rebate all or a portion of the management fees with respect to its affiliates or other designated investors.

Performance allocations. The AR Master Account is generally entitled to receive an annual performance allocation in respect of the AR Offshore Fund at twenty (20) percent of the Excess Return attributable to each series of the AR Offshore Fund. Generally, the performance allocation will be calculated and charged to each series of shares of the AR Offshore Fund as of December 31 of each calendar year. The accrual and the allocation of the performance allocation at the AR Master Account level will cause a corresponding reduction in the net asset value of each applicable series of the AR Offshore Fund.

A performance allocation will also be calculated and made (i) with respect to any redemption of shares of the AR Offshore Fund as of any time other than December 31 on the basis of the Excess Return, if any, attributable to such shares of the AR Offshore Fund through the redemption date and (ii) upon liquidation of the AR Offshore Fund. Although the AR Master Account General Partner currently anticipates receiving the performance allocation at the AR Master Account level in respect of the AR Offshore Fund, the AR Offshore Fund may, at any time and in its sole discretion, without notice to or the consent of any shareholder of the AR Offshore Fund, restructure its incentive compensation arrangements and permit AQR to receive incentive compensation as a performance fee at the AR Offshore Fund level in respect of the performance of capital invested in the AR Offshore Fund.

STR Fund

Management fees. AQR Lux as the general partner of the AQR Lux Funds is entitled to receive an annual management fee calculated at an annual rate equal to 1.25% of the net asset value of the STR Fund for class A shares of the STR Fund.

Management fees are calculated and payable by the STR Fund monthly in advance as of the commencement of each month. Subscriptions accepted after the commencement of a calendar month and/or redemption processed as of a date other than month end will be subject to a pro-rated management fee payable upon investment or rebated upon redemption, reflecting the applicable time during the month in which such investment was invested in the STR Fund.

Performance fee. There is currently no performance fee charged in the STR Fund.

Other Fees and Expenses

The costs and expenses of, and incidental to, the establishment of the Segregated Portfolio are estimated to be approximately [US$100,00011]. The Segregated Portfolio will bear its pro rata share of establishment costs and all expenses related to its investment programme and operations, costs and expenses relating to the negotiation and preparation of the contracts entered into by the Company on behalf of the Segregated Portfolio and the fees and expenses of professional advisers as described in the Memorandum. These costs and expenses will be amortised on a straight line basis over a period of three (3) years from the initial issue of Participating Shares attributable to the Segregated Portfolio. The Directors may shorten the period over which such expenses are amortised.

The AR Offshore Fund will bear of its own costs and expenses arising in connection with its organisation and operations and each class or series of the AR Offshore Fund will bear its proportional share of the respective costs and expenses.

AQR Lux Funds will bear the costs and expenses arising in connection with the organisation and operations of the STR Fund.

[11]	Eversheds (17/3): We think it is going to be higher than this amount, please let us know if we should amend.

Subscriptions

Subscription price and issuance

Participating Shares are being offered for subscription during the Initial Offer Period at a fixed price of US$1,000 per Share. During the Initial Offer Period, subscribers must send their completed Subscription Agreement, together with any supporting documents, so as to be received by the Administrator by no later than 5:00 p.m. (Hong Kong time) on the Business Day which is ten (10) Business Days before the last Business Day of the Initial Offer Period. The subscription monies must be sent by electronic transfer so that cleared funds are received in the bank account of the relevant Segregated Portfolio by no later than 5:00 p.m. (Hong Kong time) on a day not less than five (5) Business Days before the last Business Day of the Initial Offer Period. If the Subscription Amount received during the Initial Offer Period is less than the minimum initial investment required to be made into the Underlying Funds, the Directors may in their absolute discretion return the Subscription Amount received from each subscriber to that subscriber without interest.

Following the close of the Initial Offer Period, Participating Shares will be available for subscription on each Subscription Day at the relevant Subscription Price. Applications must be received ten (10) Business Days before each Subscription Day. The Subscription Price will be equal to the Net Asset Value per Share of the relevant Class as at the Valuation Day immediately preceding the Subscription Day on which the application is effective.

If timely settlement is not made, an application may lapse and be cancelled. In such circumstances, the Company has the right to bring an action against the defaulting subscriber to obtain compensation for any loss directly or indirectly resulting from the failure by the subscriber to make good settlement by the settlement date.

The Company may reject any application in whole or in part and without giving any reason for doing so. If an application is rejected, the Subscription Amount paid, or the balance thereof in the case of a partial rejection, will be returned (without interest) as soon as practicable to the account from which the Subscription Amount were originally remitted. Any costs incurred in returning the Subscription Amount will be borne by the subscriber.

Subscription fee

A subscriber for Participating Shares will be required to pay a Subscription Fee as specified in the relevant Appendix to this Supplement on the execution of the Subscription Agreement. The Subscription Fee is deducted from the Subscription Amount and the monies available for the purchase of Participating Shares are the net amount after the Subscription Fee has been deducted from the Subscription Amount. The Subscription Fee will be paid to the Manager. The Manager may waive or reduce such Subscription Fee, either generally or in any particular case.

Minimum investment

The minimum initial investment per subscriber for each Class of Participating Shares is as specified in the relevant Appendix to this Supplement and unless otherwise stated is inclusive of any Subscription Fee. The Subscription Amount must satisfy the minimum initial investment value as specified in the relevant Appendix to this Supplement. The Directors may waive or reduce the minimum initial investment either generally or in any particular case. However, for so long as the Company is registered under section 4(3) of the Mutual Funds Law, the minimum initial investment cannot be less than US$100,000 (or its equivalent in the relevant Dealing Currency) (in this case exclusive of any Subscription Fee). For any subsequent subscription, the minimum investment per subscriber for each Class of Participating Shares cannot be less than US$100,000 (in this case inclusive of any Subscription Fee). The Directors may waive or reduce the minimum subsequent investment either generally or in any particular case.

Redemptions

Procedure for the redemption of Participating Shares

Subject to any restrictions set out in this section and under the section of the Memorandum headed “Net Asset Value - Suspensions”, Participating Shares may be redeemed at the option of the Shareholder on any Redemption Day.

A Shareholder wishing to redeem its Participating Shares must send a completed Redemption Notice to the Administrator at the address specified in the Redemption Notice. The completed Redemption Notice must be received by no later than 5:00 p.m. (Hong Kong time) on a Business Day falling before the commencement of the relevant Redemption Period. Unless the Directors agree otherwise, any Redemption Notice received after this time will be held over and dealt with on the next relevant Redemption Day.

If a Redemption Notice is received which would, if satisfied, result in the Shareholder retaining less than the Minimum Holding, the Directors may treat such Redemption Notice as a request for a partial redemption only up to the Minimum Holding or may redeem the Shareholder’s entire holding of Participating Shares. A request for a redemption of Participating Shares with an aggregate Net Asset Value of less than US$100,000 (or such lesser amount as the Directors may determine, either generally or in any particular case) will be refused and all redemptions must be integral multiples of US$10,000. Participating Shares of the relevant Class will be redeemed on a “first issued, first redeemed” basis.

Redemption Restrictions of the Underlying Funds

AR Offshore Fund

AR Offshore Fund has one redemption date each quarter. The redemption dates shall be (1) the last business day of each calendar quarter; and (2) such other dates as the AR Offshore Fund, with the consent of AQR, may determine.

Subject to the right of the board of director of the AR Offshore Fund, in consultation with AQR, to suspend the calculation of the AR Offshore Fund’s net asset value and/or the redemption privilege in certain extraordinary circumstances, the estimated amount due to a shareholder of the AR Offshore Fund on a redemption date will generally be settled in cash or, subject to the discretion of the AR Offshore Fund, with the consent of AQR, wholly or partially with portfolio securities of the AR Offshore Fund, within ten business days after a redemption date. Notwithstanding the foregoing, upon the redemption of 90% or more of the net asset value of a share of the AR Offshore Fund during any 12-month period, AQR will, after applying all charges and credits properly allocable to such shares of the AR Offshore Fund (including any charges or credits applied at the AR Master Account ), cause the AR Offshore Fund to distribute to such shareholder, (i) within ten business days after the date as of which the most recent redemption is effective, an amount so that at least 90% of the net asset value of such shareholder’s shares so redeemed over the previous 12-month period has been distributed, and (ii) promptly upon completion of the audit of the AR Offshore Fund’s financial statements for the year, an amount equal to the remainder of the redemption requests during such 12-month period after adjusting for the audit (together with interest on any such amount from the tenth business day following a redemption date to the date of payment at the broker call rate offered by the AR Offshore Fund’s prime broker). Any amount subject to the foregoing hold-back will not be subject to the profit or loss of the AR Offshore Fund following the effective date of redemption.

Notwithstanding the foregoing, the AR Offshore Fund may delay such payment if such delay is reasonably necessary to prevent such redemption from having a material adverse impact on the AR Offshore Fund.

The directors of the AR Offshore Fund may reduce the redemption proceeds in respect of any shareholder to the extent the AR Offshore Fund is required by U.S. law, by agreement with the U.S. Treasury Department or similar government division or department or by any applicable intergovernmental agreement or implementing legislation to withhold in respect of a payment of redemption proceeds to such shareholder or otherwise withhold any amount in respect of such shareholder.

On at least 45 calendar days’ written notice prior to the proposed redemption date, a shareholder of the AR Offshore Fund will be permitted to make a complete or partial redemption of such shareholder’s shares (and any related net profits).

Business day solely for the purpose of this section under the heading “Redemption Restrictions of the Underlying Funds – AR Offshore Fund” shall mean any day of a calendar month on which banks are open for business in New York City.

STR Fund

Shareholders of the STR Fund have the right at any time to have all or part of their respective shares of any class and category of the STR Fund redeemed by the AQR Lux Funds. Redemptions will, subject to the provisions below, be processed at each dealing day.

In case of a valid redemption request, payment of the redemption proceeds will be made as soon as reasonably practicable after the relevant dealing day and normally within 10 business days. AQR Lux will endeavor to procure the depositary of the STR Fund to settle the redemption monies generally within 2 business days after the relevant dealing day. Payment will be made in USD, GBP, EUR or CHF of denomination of the shares of the STR Fund being redeemed.

Notwithstanding the foregoing, no redemptions will be permitted if giving effect to such redemption would result in or create a material likelihood that participation in any class and/or category of the STR Fund by Benefit Plan Investors will be deemed to be “significant” for purposes of the Plan Asset Regulation. In particular, AQR Lux may limit any shareholder redemption, if such redemption were to create a material likelihood that the assets of the STR Fund would be considered “plan assets” for purposes of ERISA and the Plan Asset Regulation (see “ERISA” under the section “Risks Associated with Underlying Funds – AQR Systematic Total Return Fund”).

Business day solely for the purpose of this section under the heading “Redemption Restrictions of the Underlying Funds - AQR Systematic Total Return Fund” shall mean any day when the banks are open all day in Luxembourg and the banks and New York Stock Exchange are fully open in the United States and/or such other place or places and such other day or days as the general partner of the STR Fund may determine and notify to shareholders of the STR Fund in advance.

Dealing days solely for the purpose of this section under the heading “Redemption Restrictions of the Underlying Funds - AQR Systematic Total Return Fund” include the last business day of each month as well as each Tuesday of each week, provided that such day is a Business Day. Where Tuesday is not a business day, the dealing day shall be the immediately following business day of such week.

Redemption price and redemption proceeds

The Redemption Price of a Participating Share will be equal to the Net Asset Value per Participating Share of the relevant Class as at the Valuation Day immediately preceding the relevant Redemption Day. A redeeming Shareholder may receive additional redemption proceeds if an Equalisation Credit paid at the time of subscription has not been fully applied.

Deferral of redemptions

While the Directors intend to remit Redemption proceeds in accordance with the provisions of the Memorandum, the Directors may in their absolute discretion suspend or defer or delay payment of redemptions in certain circumstances as described in the section headed “Net Asset Value - Suspensions” in the Memorandum , where necessary to comply with applicable law or regulation or as further described in this Supplement. These circumstances may include where receipt of the proceeds of realising investments is delayed or where one or more Underlying Funds is subject to liquidity constraints or where the realisation of investments held by the Segregated Portfolio in order to pay redemption proceeds is not considered by the Directors to be reasonably practicable or where doing so might seriously prejudice the non-redeeming Shareholders of the Segregated Portfolio (for instance because the price for such early realisation is reasonably believed to be materially less than that which would be received if the relevant asset or other investment or interest in an asset or other investment were held until an anticipated realisation event).

In addition to the extent that the Company, in respect of this Segregated Portfolio, is subject to redemption restrictions on its investments in the Underlying Funds, the Directors may in their absolute discretion, impose redemption restrictions on Shareholders of this Segregated Portfolio.

Any such restriction will be proportional to the scale of redemption restriction imposed upon the Company, in respect of this Segregated Portfolio, and will be made with the best interests of all Shareholders in this Segregated Portfolio in mind. Amongst the considerations which the Directors will take into account is whether liquidation of the Segregated Portfolio’s investments in the Underlying Funds could:

(i)	adversely affect the Net Asset Value of the Segregated Portfolio;

(ii)	adversely affect the Company’s allocation, in respect of this Segregated Portfolio, of the Underlying Funds assets, and

(iii)	increase the illiquidity of this Segregated Portfolio’s investments in the Underlying Funds.

In addition, and without prejudice to the foregoing general right to defer redemptions, if Redemption Notices are received in respect of any Redemption Day which, if satisfied in full, would result in redemptions in excess of the Redemption Gate, the Directors may limit redemptions to the Redemption Gate. Any such limitation will be applied on a pro rata basis amongst all Shareholders seeking to redeem Participating Shares on the relevant Redemption Day. Redemption Notices which are not satisfied in full will be carried forward to the next Redemption Day and will have priority over Redemption Notices received in respect of such Redemption Day. Participating Shares will be redeemed at the Redemption Price prevailing on the Redemption Day on which they are redeemed.

The Directors currently do not expect to exercise their power to defer redemptions unless necessary to comply with applicable law or regulation or unless one or more of the Underlying Funds is subject to liquidity constraints or if they consider that Shareholders would otherwise be materially prejudiced.

Compulsory redemption

The Company may, with or without cause and without giving any reason, redeem all or any of the Participating Shares held by a Shareholder on any day designated by the Directors by giving prior written notice to such Shareholder.

Notwithstanding the circumstances set out in “Redemption and Transfer - Compulsory Redemption” in the Memorandum, the Company may redeem the Participating Shares held by a Shareholder if any or all of the Underlying Funds are terminated.

Where any fees, payment, withholding or deduction becomes payable out of the assets of a Segregated Portfolio because of a particular Shareholder, the Company may redeem a portion of such Shareholder’s Participating Shares in order to pay such amount. In such circumstances, the redemption proceeds may be paid directly by the Company to the relevant third party and not paid to the Shareholder.

Audit holdback

If a Shareholder redeems ninety (90) per cent or more of its Participating Shares, up to ten (10) per cent of the redemption proceeds may be held back pending completion of the next occurring annual audit. Promptly after completion of the audit, the balance, if any, of the amount to which such Shareholder is entitled after taking account of any adjustment made to the relevant Redemption Price as a result of the audit will be paid to such Shareholder. No interest will be paid in respect of redemption proceeds held back.

Risk Factors

For the purposes of this section headed “Risk Factors”, the reference of Underlying Funds includes the AR Offshore Fund, the STR Fund and other funds as referred to in the section headed “Investment Objective, Strategies and Restrictions – Investment Strategies” which the Manager may invest into.

An investment in the Segregated Portfolio entails substantial risk. The nature of the investments of the Segregated Portfolio involves certain risks including, but not limited to, those listed below and the Manager may utilise investment techniques which carry additional risks. Potential investors should carefully consider the following risk factors and the risk factors set out in the Memorandum, amongst others, in determining whether an investment in the Segregated Portfolio is suitable for them.

Risks associated with the investment strategies

Availability of investment strategies. The success of the investment strategies of the Segregated Portfolio will depend on the ability of the Manager to identify overvalued and undervalued investment opportunities and to exploit price discrepancies in the financial markets, as well as to assess the import of news and events that may affect the financial markets. Identification and exploitation of the investment opportunities to be pursued involves a high degree of uncertainty. No assurance can be given that the Manager will be able to locate suitable investment opportunities in which to deploy all of the assets of the Segregated Portfolio or to exploit discrepancies in the securities and derivatives markets. Market factors including a reduction in market liquidity or the pricing inefficiency of the markets in which the assets of the Segregated Portfolio are invested, may reduce the scope for the investment opportunities for the Segregated Portfolio.

Concentration of investments. The Manager is not subject to any requirement to diversify the assets of the Segregated Portfolio and consequently such assets may at any time be heavily concentrated in a limited number of positions. In attempting to maximise returns, the Manager may concentrate the holdings of the Segregated Portfolio in the Underlying Funds which invest in those countries, sectors, markets, asset classes, instruments or issuers which, in the judgment of the Manager, provide the best profit opportunity in view of the investment objective. Such concentration increases the risk of an investment in the Segregated Portfolio by increasing the relative impact of changes in the market, economic or political environment affecting particular countries, sectors, markets and issuers. The Segregated Portfolio could be subject to significant losses if it holds a large position in a particular investment that declines in value or is otherwise adversely affected (including as a result of default by the issuer).

Convertible securities. The Underlying Funds of the Segregated Portfolio may be invested in convertible securities. Convertible securities are preferred stocks or debt obligations that are convertible into common stock and consequently have both equity and fixed income risk characteristics. Like all fixed income securities, the value of convertible securities will tend to decline as interest rates increase. If the market price of the underlying stock approaches or exceeds the conversion price of the convertible security, the convertible security will tend to reflect the market price of the underlying stock. If the value of the underlying stock then falls below the conversion price the convertible security may lose much or all of its value. As the market price of the underlying stock declines, a convertible security will tend to trade increasingly based on its fixed income characteristics and so may not decline in price as much as the underlying stock. Generally, convertible securities offer lower interest or dividend yields than non-convertible securities of similar quality and have less potential for gains or capital appreciation in a rising stock market than other equity securities. They tend to be more volatile than other fixed income securities and the markets for convertible securities may be less liquid than markets for common stocks or bonds. Additionally, an issuer may have the right to buy back convertible securities at a time and price that is unfavourable to the Segregated Portfolio.

Counterparty risk. The Segregated Portfolio is subject to the risk of the inability of any counterparty (including any prime brokers and custodians) to perform with respect to transactions, whether due to insolvency, bankruptcy or other circumstances. The Segregated Portfolio is subject to the risk that counterparties may not have access to finance and/or assets at the relevant time and may fail to comply with their obligations under the relevant subscription and redemption agreements. In the event of any counterparty entering an insolvency procedure, the Segregated Portfolio could experience delays in liquidating positions and significant losses could be incurred, including the loss of that portion of the assets of the Segregated Portfolio financed through such a transaction, a decline in value of the relevant investment during the period in which the Segregated Portfolio seeks to enforce the contract, an inability to realise any gains on its investment during such period and fees and expenses incurred in enforcing the contract. During an insolvency procedure (which may last many years) the use of assets held by or on behalf of the relevant counterparty may be restricted and accordingly (a) the ability of the Manager to fulfil the investment objective may be severely constrained, (b) the Segregated Portfolio may be required to suspend the calculation of the Net Asset Value and as a result subscriptions for and redemptions of Participating Shares. During such a procedure, the Segregated Portfolio is likely to be an unsecured creditor in relation to certain assets (including those in respect of which it had previously been a secured creditor) and accordingly it may not be possible to recover such assets from the insolvent estate of the relevant counterparty in full, or at all.

Currency exposure. Assets of the Segregated Portfolio may be invested in investments which are denominated in currencies other than the currency or currencies in which Participating Shares are denominated. Accordingly, the value of such assets may be affected favourably or unfavourably by fluctuations in currency rates. The Manager does not intend to hedge the foreign currency exposure and so the Segregated Portfolio will be subject to foreign exchange risks. Prospective investors whose assets and liabilities are predominantly in currencies other than the currency in which their Participating Shares will be denominated should take into account the potential risk of loss arising from fluctuations in value between the currency in which their Participating Shares will be denominated, the currency of investment and the currencies of their assets and liabilities.

Performance Fee. The existence of the Performance Fee may create an incentive for the Manager to make more speculative investments on behalf of the Segregated Portfolio than it would otherwise make in the absence of such arrangements. Since the Performance Fee is calculated on a basis which includes unrealised appreciation of the Segregated Portfolio’s assets, such fee may be greater than if it were based solely on realised gains and such unrealised appreciation may not be reflected in the actual realised value of such investments.

Debt securities. The Underlying Funds of the Segregated Portfolio may invest in fixed income securities which may be unrated by a recognised credit-rating agency or below investment grade and which are subject to greater risk of loss of principal and interest than rated or higher-rated debt securities. As there are generally perceived to be greater risks associated with unrated and below investment grade securities, the yields and prices of such securities may fluctuate more than those for higher-rated securities. The market for non-investment grade securities may be smaller and less active than that for higher-rated securities, which may adversely affect the prices at which these securities can be sold and result in losses to the Segregated Portfolio. The Underlying Funds of the Segregated Portfolio may invest in debt securities which rank junior to other outstanding securities and obligations of the issuer, all or a significant portion of which may be secured on substantially all of that issuer’s assets. The Underlying Funds of the Segregated Portfolio may invest in debt securities which are not protected by financial covenants or limitations on additional indebtedness. The issuers of debt securities may default on their obligations, whether due to insolvency, bankruptcy, fraud or other causes and their failure to make the scheduled payments could cause the Segregated Portfolio to suffer significant losses. The Segregated Portfolio will therefore be subject to credit, liquidity and interest rate risks exposed to the Underlying Funds. In addition, evaluating credit risk for debt securities involves uncertainty because credit rating agencies throughout the world have different standards, making comparison across countries difficult. Also, the market for credit spreads is often inefficient and illiquid, making it difficult to accurately calculate discounting spreads for valuing financial instruments.

Derivative instruments. The Underlying Funds of the Segregated Portfolio may make extensive use of both exchange-traded and over-the-counter derivative instruments such as futures, forwards, swaps, options and contracts for differences. Derivative instruments typically have a high degree of leverage embedded in them and consequently a relatively small movement in the price of an instrument may result in a profit or a loss which is high in proportion to the margin deposited. In the event that a call for further margin exceeds the amount of cash available in the Underlying Funds of the Segregated Portfolio, the Underlying Manager will be required to close out the relevant contract. The derivatives market is often characterised by limited liquidity and daily limits on price fluctuations and speculative position limits on exchanges may prevent prompt liquidation of positions resulting in potentially greater losses. When used for hedging purposes there may be an imperfect correlation between derivatives and the investments or market sectors being hedged. The pricing relationships between derivatives and the underlying instruments on which they are based may not conform to anticipated or historical correlation patterns, resulting in unanticipated losses.

Transactions in over-the-counter derivative instruments may involve additional risk as there is no exchange market on which to close out a position. It may be impossible to liquidate an existing position, to assess the value of a position or to assess the exposure to risk. Furthermore, “bid-ask” spreads may be unusually wide in the substantially unregulated over-the-counter markets. The Underlying Funds of the Segregated Portfolio may place collateral with certain of its counterparties in connection with its over-the-counter transactions and are still subject to counterparty risk including the risk of loss of such collateral. The risk of counterparty non-performance can be significantly greater in the case of these over-the-counter instruments as opposed to exchange-traded derivative instruments.

Directional trading. Certain of the positions taken by the Underlying Funds of the Segregated Portfolio will be designed to profit from forecasting absolute price movements in a particular instrument or asset class. Predicting future prices is inherently uncertain and the losses incurred, if the market moves against a position, will often not be hedged. The speculative aspect of attempting to predict absolute price movements is generally perceived to exceed that involved in attempting to predict relative price fluctuations.

Erosion of Capital. Fees and charges levied at the Company level and at the level of the Underlying Funds may be settled from the capital of the Company and this may result in erosion of capital and in consequence a reduction in value or growth of an investor’s investment in the Company.

Equity securities generally. Numerous inter-related and difficult to quantify economic factors, as well as market sentiment and subjective political factors can influence the price of equities. Common stock and similar equity securities generally represent the most junior position in an issuer’s capital structure and, as such, generally only entitle holders to an interest in the remaining assets of the issuer after all more senior claims to such assets have been satisfied. Holders of equity securities are generally entitled to dividends only if and to the extent declared by the issuer out of income or other assets available after making interest, dividend and any other required payments on more senior securities of the issuer. Equity prices are directly affected by issuer-specific events, whether actual or perceived, as well as general market and economic conditions. Market prices of equity securities as a group have dropped dramatically in a short period of time on several occasions in the past, and they may do so again in the future. Warrants and stock purchase rights are securities permitting, but not obligating, their holders to subscribe for other equity securities, and they do not represent any rights in the assets of the issuer. As a result, warrants and stock purchase rights may be considered more speculative than other types of equity investments.

Exchange Intervention or Government Intervention in Futures Markets. It is possible that an exchange or a government authority may suspend or limit trading in a particular futures contract, order immediate settlement of a particular contract or order that trading in a particular contract be conducted for liquidation only. This may result in losses to the Underlying Funds and to the Segregated Portfolio.

Exchange traded funds. Assets of the Segregated Portfolio may be invested in exchange traded funds (“ETFs”). ETFs are bought and sold on a securities exchange. An ETF will aim to track an underlying index either by acquiring the constituent securities of the relevant underlying index (or a representative sample of such securities) or by synthetically replicating the constituent securities of the relevant underlying index. If the assets of the Segregated Portfolio are invested in an ETF, the Segregated Portfolio will bear additional expenses based on its pro rata share of the ETF’s operating expenses. In addition, the Segregated Portfolio will incur brokerage costs when purchasing and selling shares of ETFs. The risk of owning shares in an ETF generally reflects the risks of the underlying securities held by the ETF and the investment strategies employed by the ETF (such as the use of leverage).

ETFs are passively managed in that they do not try to beat or perform better than the relevant underlying index. An ETF will invest (either directly or indirectly) in the securities included in or representative of its underlying index regardless of their investment merit. Any fall in the relevant underlying index is therefore expected to result in corresponding fall in the value of the ETF. For synthetic ETFs investments are not made directly in the securities included in or representative of its underlying index. Instead such ETFs invest in derivative instruments which aim to replicate the economic benefit of such securities. As such, these ETFs would be subject to the risks of owning derivative instruments. If the performance of a synthetic ETF is affected by these risks, the performance of the Segregated Portfolio will also be adversely affected. Also, synthetic ETFs may have higher tracking error as compared to physical ETFs due to factors including costs of acquiring and holding derivative instruments, availability of derivative instruments and foreign ownership restrictions.

Financing arrangements. Borrowings by the Underlying Funds of the Segregated Portfolio may include the use of securities margin, futures margin, margined option premiums, repurchase agreements, bank or dealer credit lines or the notional principal amounts of swap transactions. There can be no assurance that the Underlying Funds of the Segregated Portfolio will be able to maintain adequate financing arrangements under all market circumstances. Banks and dealers that provide financing can typically apply essentially discretionary margin, “haircut”, financing, security and collateral valuation policies. Changes by banks and dealers in one or more of these policies, or the imposition of other credit limitations or restrictions, whether due to market circumstances, government, regulatory or judicial action, may result in large margin calls, loss of financing, forced liquidations of positions, termination of swap and repurchase agreements and cross-defaults to agreements with other banks and dealers. Any such adverse effects may be exacerbated in the event that such limitations or restrictions are imposed suddenly and/or by multiple market participants simultaneously. The imposition of any such limitations or restrictions could compel the Underlying Funds of the Segregated Portfolio to liquidate positions at disadvantageous prices, leading to losses.

Forward foreign exchange contracts. The Underlying Funds of the Segregated Portfolio may enter into forward foreign exchange contracts. A forward foreign exchange contract is a contractually binding obligation to purchase or sell a particular currency at a specified date in the future. Forward foreign exchange contracts are not uniform as to the quantity or time at which a currency is to be delivered and are not traded on exchanges. Rather, they are individually negotiated transactions. Forward foreign exchange contracts are effected through a trading system known as the interbank market. It is not a market with a specific location but rather a network of participants electronically linked. Documentation of transactions generally consists of an exchange of telex or facsimile messages. There is no limitation as to daily price movements on this market and in exceptional circumstances there have been periods during which certain banks have refused to quote prices for forward foreign exchange contracts or have quoted prices with an unusually wide spread between the price at which the bank is prepared to buy and that at which it is prepared to sell. Transactions in forward foreign exchange contracts are not regulated by any regulatory authority nor are they guaranteed by an exchange or clearing house. The Underlying Funds of the Segregated Portfolio will be subject to the risk of the inability or refusal of its counterparties to perform with respect to such contracts. Any such default would eliminate any profit potential and compel the Underlying Funds of the Segregated Portfolio to cover its commitments for resale or repurchase, if any, at the then current market price. These events could result in significant losses for the Underlying Fund and the Segregated Portfolio.

General economic and market conditions. The success of the Segregated Portfolio will be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, trade barriers, currency exchange controls and national and international political circumstances. These factors may affect the level and volatility of securities prices and the liquidity of the investments of the Underlying Funds of the Segregated Portfolio. Volatility or illiquidity could impair the profitability of the Underlying Funds of the Segregated Portfolio or result in losses.

Governmental intervention. The global financial markets have recently undergone pervasive and fundamental disruptions and dramatic instability which has led to extensive and unprecedented governmental intervention. Regulators in many jurisdictions implemented a number of wide-ranging emergency regulatory measures, including restrictions on the short selling of financial and other stocks in many jurisdictions. Such intervention was in certain cases implemented on an emergency basis without much or any notice with the consequence that some market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions was suddenly and/or substantially eliminated. Given the complexities of the global financial markets and the limited time frame within which governments were able to take action, these interventions were sometimes unclear in scope and application, resulting in confusion and uncertainty which in itself was materially detrimental to the efficient functioning of such markets as well as previously successful investment strategies. It is impossible to predict with certainty what additional or future governmental restrictions may be imposed on the markets and/or the effect of such restrictions on the Manager’s ability to implement the investment objective of the Segregated Portfolio. However, the Manager believes that there is a likelihood of increased regulation of the global financial markets, and that such increased regulation could be materially detrimental to the performance of the Segregated Portfolio.

Global market exposure. The Underlying Funds of the Segregated Portfolio may invest on a global basis in both developed and emerging markets. Consequently the Segregated Portfolio is subject to (i) currency exchange-rate risk, (ii) the possible imposition of withholding, income or excise taxes, (iii) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and little or potentially biased government supervision and regulation, and (iv) economic and political risks, including expropriation, currency exchange control and potential restrictions on investment and repatriation of capital.

Investing in collective investment schemes. The assets of the Segregated Portfolio will be invested in the Underlying Funds which are managed by third party managers. The risks associated with investing in the Underlying Funds include:

●	Imperfect information. Although the Manager will attempt to monitor the performance of the Underlying Funds invested in, the Manager will not receive perfect information regarding the actual investments made by the Underlying Funds and must ultimately rely on (i) the manager or sponsor of the Underlying Funds to operate in accordance with the investment strategy or guidelines laid out by such manager or sponsor, and (ii) the accuracy of the information provided by such manager or sponsor.

●	Independent decision making. Investment decisions are made independently at the level of the Underlying Funds and it is possible that some third party managers will take positions, which may be offsetting positions, in the same security, currency or commodity at the same time. Consequently, there is no guarantee that the Underlying Funds will result in a diversification of investment styles.

●	Lack of liquidity. Although the Underlying Funds will offer the opportunity to have their shares or units redeemed within a reasonable timeframe, there can be no assurance that the liquidity of the investments of the Underlying Funds will always be sufficient to meet redemption requests as and when made. A lack of liquidity in the Underlying Funds may also result in difficulties in determining the net asset value of the Underlying Funds.

●	Layering of fees. The Underlying Funds will typically pay management fees and may pay fees based on the performance of the investments. As a consequence of investing in the Underlying Funds, the Segregated Portfolio will bear its pro rata share of the fees and expenses incurred by the Underlying Funds.

●	Nature of the investments of the Investment Entities. The Underlying Funds may invest in and actively trade instruments with significant risk characteristics, including risks arising from the volatility of securities, financial futures, derivatives, currency and interest rate markets, the leverage factors associated with trading in such markets and instruments, and the potential exposure to loss resulting from counterparty defaults.

●	No active role in management. The Manager will not have an active role in the day-to-day management of the Underlying Funds and will not control any investment decisions made by third party managers.

●	Lack of information. Compared to traditional funds that invest in shares and bonds, relatively little information on how the Underlying Funds are managed will be available. The Manager will be obtaining information from the managers of the Underlying Funds and although the Manager will exercise reasonable care and skill in making inquiries regarding the accuracy of the information in all material respects, there is no assurance that the information will always be accurate in all material respects and that the Manager will be able to obtain information from the Underlying Funds. The Manager will not be responsible for any error or resulting loss from inaccurate information provided by the Underlying Funds.

The Underlying Funds which the Manager will invest in may not be actively traded and there may be uncertainties involved in the valuation of such investments. The valuation of the Underlying Funds shall normally, but not necessarily, be provided by the fund administrator or valuation agent of the Underlying Funds and will be based on unaudited financial records of the Underlying Funds. These valuations may be subject to adjustment (upwards or downwards) upon the auditing of such financial reports. However, the Underlying Funds will not be making any retroactive adjustments to the net asset value at which shares are subscribed or redeemed based on the subsequent valuation/data that may be received. Hence, there is a risk that the Segregated Portfolio may receive an amount upon withdrawal of its subscription in the Underlying Funds, which is lesser or greater than the amount it would have been entitled to receive on the basis of the adjusted valuation. In addition, due to circumstances beyond the control of the administrator of the Underlying Funds, the valuations of the Underlying Funds’ investments may not be received in time for the purposes of calculating the net asset value of shares in the Underlying Funds. In such circumstances, the administrator of the Underlying Funds may be required to rely on a valuation which may, subsequent to an adjustment, be found to be too high or too low. This in turn could have a material impact on the net asset value of the Underlying Funds and consequently, the net asset value of the Shares of the Segregated Portfolio;

●	Calculation of net asset value. The net asset value per share of each class of the Underlying Funds shall be calculated by reference to (among other things) the net asset value of the assets held by the Underlying Funds. The procedures for the calculation of the net asset value of the Underlying Funds may not correspond to the method of calculation adopted by the Segregated Portfolio. In addition, the valuation dates on which the Underlying Funds calculates its net asset value may not coincide with the Valuation Days of the Segregated Portfolio. As a result, the calculation of the net asset value per share of each class of the Segregated Portfolio may be made on the basis of the net asset values for the Underlying Funds, which are either estimated in the event that no published net asset value is available for such the Underlying Funds, or are historic net asset values where the valuation date of the Underlying Funds do not coincide with the Valuation Day of the Segregated Portfolio. Such estimated net asset values and historic net asset values may vary significantly from the actual value of the net assets of the respective the Underlying Funds on the Valuation Day of the Segregated Portfolio. Such variations may not be reflected in the net asset value of the shares of the Segregated Portfolio, as a result of which the published net asset value per share of each class of a Segregated Portfolio may be higher or lower than the actual value of the share’s net assets on the relevant Valuation Day of the Underlying Funds. Consequently, the proceeds resulting from the redemption of shares or the amount which a subscriber or shareholder must pay to subscribe for shares may represent a discount (or premium) on the value of the net assets attributable to such shares.

●	Possible adverse tax consequences. No assurance may be given that the manner in which any of the Underlying Funds will be managed and operated, or that the composition of their direct and indirect portfolio investments, will be tax efficient for any particular shareholder or group of shareholders. The Underlying Funds do not intend to provide their shareholders with information regarding the percentage ownership of their shares held by residents of any country. The Underlying Funds’ books and records might be audited by the tax authorities of countries where the Underlying Fund’s portfolio is managed, or where a portion of their direct and indirect portfolio investments are made, or where a particular shareholder or group of shareholders reside. Any such audits could subject the Underlying Funds to tax, interest and penalties, as well as incremental accounting and legal expenses. Should the Underlying Funds be required to incur additional taxes or expenses as a result of the capital contributions made by any shareholders, or become subject to any record-keeping or reporting obligations as a result of permitting any person to remain or be admitted as a shareholder of the Underlying Funds, they will likely seek reimbursement for costs of such taxes, expenses or obligations from such person.

●	Lack of liquidity of the Underlying Funds. Although the Underlying Funds will offer the opportunity to have their shares or units redeemed within a reasonable timeframe, there can be no assurance that the liquidity of the Underlying Funds will always be sufficient to meet redemption requests as, and when, made. Any lack of liquidity may affect the liquidity of the shares of the Segregated Portfolio and result in difficulty in valuing their investments for the purpose of valuing such Segregated Portfolio’s net asset value.

For such reasons, the treatment of redemption requests may be postponed in exceptional circumstances, including where a lack of liquidity may result in difficulties in determining the net asset value of the shares and, consequently, in a suspension of issues and redemptions.

●	Risks of suspension of net asset value determination by Underlying Funds. The Underlying Funds in which the Segregated Portfolio invest may be subject to temporary suspension of net asset value calculation. In such event, the Segregated Portfolio may be unable to redeem its interests in the Underlying Funds when it would otherwise be advantageous to do so. The delay in disposal of the Segregated Portfolio investments may adversely affect both the value of the investment being disposed of, and the value and liquidity of the shares of the Segregated Portfolio. The lack of liquidity resulting from a suspension of the calculation of the net asset value of the Segregated Portfolio could require the suspension of acceptance of subscriptions and redemptions of shares.

●	Lack of publicly available information regarding the Underlying Funds. The securities in which the Underlying Funds may invest are generally offered on a private placement basis and, are subject to limited regulation, disclosure and reporting requirements. Accordingly, only a relatively small amount of publicly available information about the Underlying Funds, their holding and performance, will be available to the Manager in managing and assessing the investments of the Underlying Funds. For other information relating to the Underlying Funds, the Manager will be forced to rely upon the Underlying Funds themselves and their portfolio managers, administrators and agents. The Manager’s ability to monitor the Underlying Funds will be affected by the amount, timeliness and quality of information available with respect to these Underlying Funds and their investment operations.

●	Valuation of the Underlying Funds. The net asset value per share of each class of the Underlying Funds is unaudited (except at fiscal year-end) and based primarily upon the value of the Underlying Funds’ holdings of securities and other assets. In valuing those holdings, the Underlying Funds will need to rely primarily on unaudited financial information. If financial information used by the Underlying Funds is incomplete, inaccurate, or if such valuation does not adequately reflect the value of their holdings, the net asset value per share of each class of the Underlying Funds may be adversely affected (especially if subscriptions or redemptions are effected on the basis of over – or under-estimated net asset values). The Underlying Funds generally will not receive detailed information on the securities and other financial instruments comprising their investments. Adjustments to the net asset value of the Underlying Funds will generally be made to the then current net asset value, not by adjusting the net asset values previously reported. Although the Underlying Funds will use reputable administrators and accountants, the Manager will have no control over the choice of custodians, brokers or counterparties made by the funds they invest into nor on the valuation methods and accounting rules which they may use. The Underlying Fund’s ability to correctly assess the value of the securities they invest into will be dependent upon the information available with respect to securities that they invest into.

●	Lack of regulatory supervision of the Underlying Funds. The Underlying Funds may be established in jurisdictions where no supervision is exercised on such funds by regulators or where supervision of such funds and managers is less than that which would be exercised in Hong Kong. In addition, the Underlying Funds might not entrust their assets to a first class custodian or be audited by a reputable firm of auditors. The Underlying Manager might not be subject to any regulatory supervision.

●	Risks Related to Trading Program. The Underlying Manager may utilise a variety of speculative trading strategies which, if unsuccessful, could result in a complete loss of the Segregated Portfolio’s investment in the Underlying Funds. The Underlying Funds are also subject to certain additional risks, many of which will be magnified by the likely nature of the Underlying Funds trading activities. For example, in the event of a material market dislocation, the Underlying Funds may find itself holding positions that, due to such crisis scenario, are difficult to liquidate, and therefore may suffer material losses as a result of such temporary illiquidity.

The Underlying Funds may use quantitative mathematical models that rely on patterns inferred from historical prices and other data in evaluating prospective investments. However, most quantitative models cannot fully match the complexity of the financial markets and therefore sudden unanticipated changes in underlying market conditions can significantly impact the performance of the Underlying Funds. Further, as market dynamics shift over time, a previously highly successful model may become outdated perhaps without the Underlying Manager recognizing that fact before substantial losses are incurred. Even without becoming completely outdated, a given models’ effectiveness may decay in an unpredictable fashion for any number of reasons including, but not limited to, an increase in the amount of assets managed by the Underlying Funds, the use of such model by funds, the use of similar models by other market participants and/or market dynamic shifts over time. Moreover, there are an increasing number of market participants who rely on quantitative mathematical models. These models may be similar to those used by the Underlying Funds, which may result in a substantial number of market participants taking the same action with respect to an investment and some of these market participants may be substantially larger than the Company. Should one or more of these other market participants begin to divest themselves of one or more positions, a “crisis correlation”, independent of any fundamentals and similar to the crises that occurred, for example, in September 1998 and August 2007, could occur, thereby causing the Underlying Funds to suffer material, or even total, losses. There can be no assurances that strategies pursued will be profitable, and various market conditions may be materially less favorable to certain strategies than others. Mispricings, even if correctly identified, may not be corrected by the market, at least within a time frame over which it is feasible for the Underlying Funds to maintain a position.

●	Reliance on Technology: An Underlying Fund’s investment program, as implemented by the Underlying Manager, is fundamentally dependent on technology, including hardware, software and telecommunications systems. The data gathering, research, forecasting, portfolio construction, order execution, trade allocation, risk management, operational, back office and accounting systems utilized on behalf of the Underlying Funds are all highly automated and computerized. Such automation and computerization is dependent upon an extensive amount of proprietary software, licensed software and third party hardware and software. The Underlying Manager may not utilise design documents or specifications when building their proprietary software.

The proprietary software code thus typically serves as the only definitive documentation and specification for how such software should perform. The proprietary software, licensed software and third party hardware and software are known to have errors, omissions, imperfections, and malfunctions (collectively, “Coding Errors”). Coding Errors in third party hardware and software are generally entirely outside of the control of the Underlying Manager.

The Underlying Manager, as applicable, seeks to reduce the incidence and impact of Coding Errors through internal testing and through real-time monitoring and the use of independent safeguards in the overall portfolio management system and often, with respect to proprietary software and licensed software, in the software code itself. Despite such testing, monitoring and independent safeguards, these Coding Errors will result in, among other things, the execution of unanticipated trades, the failure to execute anticipated trades, the failure to properly allocate trades, the failure to properly gather and organize available data, the failure to take certain hedging or risk reducing actions and/or the taking of actions which increase certain risk(s) – all of which may have materially adverse effects on the Underlying Funds and/or its returns.

Coding Errors are often extremely difficult to detect, and, in the case of proprietary software and licensed software, the difficulty of detecting Coding Errors may be exacerbated by the lack of design documents or specifications. Regardless of how difficult their detection appears in retrospect, some of these Coding Errors will go undetected for long periods of time and some will never be detected. The degradation or impact caused by these Coding Errors can compound over time. The Underlying Manager may detect certain Coding Errors that it chooses, in its sole discretion, not to address or fix and the licensed software will contain Coding Errors known to the licensor that it chooses, in its sole discretion, not to address or fix. Shareholders should assume that the Coding Errors and their ensuing risks and impact are an inherent part of investing with a process-driven, systematic Underlying Manager.

Further, to the extent that an unforeseeable software or hardware malfunction or problem is caused by a defect, security breach, virus or other outside force, the Company and/or the Underlying Funds may be materially adversely affected.

●	Reliance on Data: The investment strategies employed on behalf of the Underlying Funds can be highly reliant on the gathering, cleaning, culling and analyzing of large amounts of data from third-party and other external sources. It is not possible or practicable, however, to factor all relevant, available data into forecasts and/or trading decisions. The Underlying Manager will use their discretion to determine what data to gather with respect to any investment strategy and what subset of that data the research models take into account to produce forecasts which may have an impact on ultimate trading decisions. In addition, due to the automated nature of such data gathering and the fact that much of this data comes from third-party sources, it is inevitable that not all desired and/or relevant data will be available to, or processed by, the Underlying Manager at all times. In such cases, the Underlying Manager may, and often will, continue to generate forecasts and make trading decisions based on the data available to it. Additionally, the Underlying Manager may determine that certain available data, while potentially useful in generating forecasts and/or making investment and trading decisions, is not cost effective to gather due to either the technology costs or third-party vendor costs and, in such cases, such data will not be utilized on behalf of the Underlying Funds. Shareholders should be aware that, for all of the foregoing reasons and more, there is no guarantee that any specific data or type of data will be utilized in generating forecasts or making trading decisions on behalf of the Underlying Funds nor is there any guarantee that the data actually utilized in generating forecasts or making trading decisions on behalf of the Underlying Funds will be (i) the most accurate data available or (ii) free of errors. Shareholders should assume that the foregoing limitations and risks associated with gathering, cleaning, culling and analysis of large amounts of data from third-party and other external sources are an inherent part of investing with process-driven, systematic Underlying Manager.

Leverage and borrowings. The Underlying Funds of the Segregated Portfolio will employ leverage, including through borrowing, for the purpose of making investments. The use of leverage creates special risks and may significantly increase the investment risk of the Underlying Funds of the Segregated Portfolio. Leverage creates an opportunity for greater yield and total return but, at the same time, will increase the exposure of the Underlying Funds of the Segregated Portfolio to capital risk and interest costs. Any investment income and gains earned on investments made through the use of borrowings that are in excess of the interest costs associated therewith may cause the Net Asset Value of the Participating Shares of the Underlying Funds to increase more rapidly than would otherwise be the case. Conversely, where the associated interest costs are greater than such income and gains, the Net Asset Value of the Participating Shares of the Underlying Funds may decrease more rapidly than would otherwise be the case. The use of leverage may expose the Underlying Funds of the Segregated Portfolio to the risk of margin calls or interim margin requirements which may force premature liquidation of investment positions. This may cause the Underlying Funds of the Segregated Portfolio to suffer significant losses even if the value of such investments recovers subsequently.

Market disruptions. The Segregated Portfolio and the Underlying Funds may incur major losses in the event of disrupted markets and other extraordinary events which may affect markets in a way that is not consistent with historical pricing relationships. The risk of loss from a disconnect with historical prices is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. The financing available to the Underlying Funds of the Segregated Portfolio from its banks, dealers and other counterparties will typically be reduced in disrupted markets. Such a reduction may result in substantial losses to the Underlying Funds of the Segregated Portfolio. A sudden restriction of credit by the dealer community has resulted in forced liquidations and major losses for a number of investment funds and other vehicles. Because market disruptions and losses in one sector can cause ripple effects in other sectors, many investment funds and other vehicles have suffered heavy losses even though they were not necessarily heavily invested in credit-related investments. In addition, market disruptions caused by unexpected political, military and terrorist events may from time to time cause dramatic losses for the Segregated Portfolio and its Underlying Funds and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk. A financial exchange may from time to time suspend or limit trading. Such a suspension could render it difficult or impossible for the Segregated Portfolio or its Underlying Funds to liquidate affected positions and thereby expose it to losses. There is also no assurance that off-exchange markets will remain liquid enough for the Segregated Portfolio or its Underlying Funds to close out positions.

Market liquidity. The Underlying Funds may be adversely affected by a decrease in market liquidity for the instruments in which they invests which may impair their ability to adjust their positions. The size of the Underlying Funds positions may magnify the effect of a decrease in market liquidity for such instruments. Changes in overall market leverage, deleveraging as a consequence of a decision by any lender not to offer credit or by other counterparties with which the Underlying Funds enter into repurchase/reverse repurchase agreements or derivative transactions, to reduce the level of leverage available, or the liquidation by other market participants of the same or similar positions, may also adversely affect the Underlying Funds.

Nature of investments. The Managers of the Segregated Portfolio and the Underlying Manager of its Underlying Funds will have broad discretion in making investments for the Segregated Portfolio and the Underlying Funds respectively. Investments will generally consist of various instruments and other assets that may be affected by business, financial market or legal uncertainties. There can be no assurance that the Underlying Manager will correctly evaluate the nature and magnitude of the various factors that could affect the value of and return on investments. Prices of investments may be volatile, and a variety of factors that are inherently difficult to predict, such as domestic or international economic and political developments, may significantly affect the results of the activities of the Segregated Portfolio, its Underlying Funds and the value of its investments. Among other things, performance will depend upon the ability of the Underlying Manger to assess the importance of news and events, forecast macro trends, make accurate forecasts about economic and fundamental factors and their potential impact on financial markets. Unexpected movements in interest rates, foreign exchange, credit defaults and spreads, commodity prices, equity values etc. can adversely affect the performance. No guarantee or representation is made that the investment objectives of the Segregated Portfolio or its Underlying Funds will be achieved.

No minimum size. The Segregated Portfolio may begin operations without attaining any particular level of assets. At low asset levels, the Segregated Portfolio may be unable either to diversify investments as fully as would otherwise be desirable or to take advantage of potential economies of scale, including the ability to obtain the most timely and valuable research and trading information from broker-dealers and other market participants. It is possible that even if the Segregated Portfolio operates for a period with substantial capital, redemptions could diminish the assets of the Segregated Portfolio to a level that does not permit the most efficient and effective implementation of the investment strategies of the Segregated Portfolio.

Overall investment risk. All investments of the Segregated Portfolio and its Underlying Funds risk the loss of capital. The nature of the securities to be purchased and traded by the Segregated Portfolio and its Underlying Funds and the investment techniques and strategies to be employed in an effort to increase profits may increase this risk. Many unforeseeable events, including actions by various government agencies, and domestic and international political events, may cause sharp market fluctuations. Changes in the macroeconomic environment, including, for example, interest rates, inflation rates, industry conditions, competition, technological developments, political events and trends, changes to tax laws, currency exchange rates, regulatory policy, employment and consumer demand and innumerable other factors, can substantially and adversely affect the performance of an investment of the Segregated Portfolio and its Underlying Funds. None of these conditions will be within the control of the Manager and there can be no assurance that the Segregated Portfolio and its Underlying Funds will not incur losses.

Reliance on financial reporting. Strategies implemented by the Segregated Portfolio may rely on the financial information made available by the issuers in which the Segregated Portfolio invests including the Underlying Funds. The Manager will have no ability to independently verify the financial information disseminated by such issuers and is dependent upon the integrity of both the management of these issuers and the financial reporting process in general. Recent events have demonstrated the material losses which investors can incur as a result of corporate (as well as government agency) mismanagement, fraud and accounting irregularities.

Risk management. The Manager intends to apply a risk management approach that it believes is appropriate for the Segregated Portfolio. The application of any risk management approach involves numerous judgments and qualitative assessments. No risk management system is fail-safe, and no assurance can be given that the Segregated Portfolio’s risk control framework will achieve its objectives. From time to time, without notice to Shareholders, the Manager may modify or change the risk management system and procedures adopted for the Segregated Portfolio.

Short selling. Short selling involves the Underlying Funds of the Segregated Portfolio selling securities that it borrows from a securities lender and is obliged to return at a later date. The Underlying Funds will ordinarily fulfil its obligation to return the borrowed securities by acquiring them on the open market. The Underlying Funds must also pay the securities lender any dividends or interest payable on the securities during the borrowing period and may have to pay a premium to borrow the securities and/or deposit cash of marketable securities with the lender as collateral. Short selling allows the Underlying Funds to profit from a decline in the price of the relevant securities. However if, contrary to the expectations of the Underlying Manager, the price of the relevant securities increases, the Underlying Funds of the Segregated Portfolio will suffer a loss equal to the difference between the cost of acquiring the securities and the net proceeds from the sale. A short sale theoretically creates the risk of an unlimited loss, in that there is no limit on how much the price of the security may appreciate before the short position is closed out.

There can be no assurance that the securities necessary to cover a short position will be available for purchase by the Underlying Funds of the Segregated Portfolio. If the lender requires that the securities be returned on short notice it may be necessary to replace the borrowed securities with purchases on the open market at a disadvantageous time, possibly at prices significantly in excess of the proceeds received from originally selling the securities short. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating any loss. In addition, if a sufficient number of market participants have entered into a short position, the short position may not react in the same way as a security would with no or limited short interest. In the case of a market downturn the short position may not provide the investment return the Manager expected. In certain circumstances it may be difficult to establish a desired short position, whether due to limited supply of the security available for borrowing, regulatory restrictions or otherwise. As a result the ability of the Underlying Manager to fulfil the investment objective(s) of the Underlying Funds may be constrained.

Tax considerations. Where the Segregated Portfolio or its Underlying Funds invest(s) in securities that are not subject to withholding tax at the time of acquisition, there can be no assurance that tax may not be withheld in the future as a result of any change in applicable laws, treaties, rules or regulations or the interpretation thereof. The Segregated Portfolio or its Underlying Funds may not be able to recover such withheld tax and so any such change could have an adverse effect on the Net Asset Value. Where the Underlying Funds of the Segregated Portfolio sell securities short that are subject to withholding tax at the time of sale, the price obtained will reflect the withholding tax liability of the purchaser. In the event that in the future such securities cease to be subject to withholding tax, the benefit thereof will accrue to the purchaser and not to the Underlying Funds of the Segregated Portfolio.

Trading strategies. There can be no assurance that the specific trading strategies utilised for the Segregated Portfolio or its Underlying Funds will produce profitable results. Profitable trading is often dependent on anticipating trends or trading patterns. Markets subject to random price fluctuations, rather than defined trends or patterns, may generate a series of losing trades. There have been periods in the past when the markets have been subject to limited and ill-defined price movements, and such periods may recur. Any factor which may lessen major price trends (such as governmental controls affecting the markets) may reduce the prospect for future trading profitability. Any factor which would make it difficult to execute trades, such as reduced liquidity or extreme market developments resulting in limit moves, could also be detrimental to profits. The best trading strategy, whether based on fundamental or technical analysis, will not be profitable if there are no trends of the kind it seeks to follow. No assurance can be given that the techniques and strategies of the Manager(s) of the Segregated Portfolio or the Underlying Manager of its Underlying Funds will be profitable in the future.

Transaction costs. The Segregated Portfolio and its Underlying Funds are obligated to pay brokerage commissions and related transaction fees and costs, which can be substantial, regardless of whether their trading activities are profitable. The Segregated Portfolio also must pay its own fees and operating and administrative expenses. It will be necessary for the Segregated Portfolio and its Underlying Funds to achieve gains in excess of these aggregate fees and costs in order for Shareholders to realise an increase in the Net Asset Value of their Participating Shares. There can be no assurance that the Segregated Portfolio and its Underlying Funds will be able to achieve such, or any, appreciation of its assets.

Trend following. The Underlying Manager may use computer pricing models to identify apparently overpriced or underpriced options in relationship to an assumed norm. In addition, models may be used which analyse price and other fluctuations over time in order to discern and predict trends. Trading based on such analyses is subject to the risks that prices will not increase or decrease as predicted by the analysis, or that trades dictated by the analysis may not be executed in time to take advantage of the price disparities. This latter risk is likely to materialise when numerous market makers use similar analyses, all of which dictate the desirability of executing identical or similar contracts. In the past, there have been periods without identifiable trends and, presumably, such periods will continue to occur. Trading models or analyses that depend upon the forecasting of trends will not be profitable if there are not identifiable trends of the kind that the models or analyses seek to follow. Any factor which would make it more difficult to execute trades in accordance with the models or analyses signals, such as a significant lessening of liquidity in a particular market, would also be detrimental to profitability.

Price Limits (so-called “Circuit Breakers”). Certain exchanges do not permit trading at prices that represent a fluctuation in price during a single days trading beyond certain set limits. If prices fluctuate during a single days trading beyond those limits, which conditions have in the past sometimes lasted for several days in certain contracts, the Underlying Funds could be prevented from promptly liquidating unfavorable positions and thus be subject to substantial losses.

Position Limits. “Position limits” imposed by various regulators may limit the Underlying Funds’ ability to effect desired trades. Position limits are the maximum amounts of net long or net short positions that any one person or entity may own or control in a particular Instrument. All positions owned or controlled by the same person or entity, even if in different accounts, may be aggregated for purposes of determining whether the applicable position limits have been exceeded. Thus, even if the Underlying Funds do not intend to exceed applicable position limits, it is possible that different accounts managed by the Underlying Manager and their affiliates may be aggregated. If at any time positions managed by the Underlying Manager and their affiliates exceed applicable position limits, the Underlying Manager would be required to liquidate positions, which might include positions of the Underlying Funds, to the extent necessary to come within those limits. Further, to avoid exceeding the position limits, the Underlying Funds might have to forego or modify certain of its contemplated trades. In addition, it is possible that one or more regulators may change applicable position limits. In such cases, the Underlying Manager may be required to liquidate positions, which might include positions in the Underlying Funds, to the extent necessary to come within the revised limits. Further, any such position limit change may lead to losses in the Underlying Funds portfolio based on dislocation in the market generally.

Risks associated with Underlying funds

AR Offshore Fund

Non-Transferability of Shares and Restrictions on Redemption. Except upon the death or bankruptcy of a shareholder of the AR Offshore Fund, shares of the AR Offshore Fund are not transferable without the prior written consent of the AR Offshore Fund, which consent may be withheld by the AR Offshore Fund, with the consent of AQR, in its discretion. There are also significant restrictions or limitations on redemptions from the AR Offshore Fund (which may be settled in securities rather than cash). Consequently, Shareholders may not be able to liquidate their investment readily in the event of an emergency or for any other reason.

Performance Compensation. AQR or its affiliate’s entitlement to a performance allocation, may create an incentive for AQR to make riskier or more speculative investments than would be the case absent such performance allocation. Since the performance allocation is calculated on a basis that includes unrealized appreciation of the AR Offshore Fund’s assets (including unrealized appreciation on any non-marketable positions held by the AR Offshore Fund, as may be determined by AQR) as well as on gains realized by the AR Offshore Fund, such performance allocation may be greater than if it were based solely on realized gains.

AQR or the AR Master Account General Partner receives a performance allocation, respectively, in any year and subsequently suffers a net loss, AQR or the AR Master Account General Partner, as applicable, is entitled to retain any and all performance allocations, respectively, received by it. performance allocations, as applicable, will be calculated separately in respect of the shares of the AR Offshore Fund. Therefore, one investment by a shareholder of the AR Offshore Fund may be subject to a performance allocation, while at the same time another investment suffers a net loss. The performance of such separate series of shares of the AR Offshore Fund will not net for purposes of calculating the performance allocation.

In Kind Distributions. A redeeming shareholder of the AR Offshore Fund may, at the discretion of the board of directors of the AR Offshore Fund, with the consent of AQR, receive financial instruments in lieu of, or in combination with, cash. Notwithstanding the foregoing, a shareholder of the AR Offshore Fund may also receive a distribution in kind at the prior written request of such shareholder, subject to the discretion of the board of directors of the AR Offshore Fund, with the consent of AQR, which consent may be given or withheld in its sole discretion. Such proceeds may include interests or participations in trading vehicles or special purpose vehicles sponsored and/or managed by AQR or third parties. Such proceeds may be distributed to a redeeming shareholder of the AR Offshore Fund directly or indirectly through a distribution of interests in one or more trading vehicles or special purpose vehicles holding financial instruments owned by the AR Offshore Fund or participations therein. To the extent a redeeming shareholder of the AR Offshore Fund is distributed interests in one or more trading vehicles or special purpose vehicles holding participation interests in the financial instruments of the AR Offshore Fund, such redeeming shareholder may continue to be at risk of the AR Offshore Fund’s business (including its credit risk) until all such financial instruments are sold. The value of proceeds distributed in kind may increase or decrease before they can be sold either by the redeeming shareholder of the AR Offshore Fund, if received directly, or by AQR, if held through a trading vehicle or special purpose vehicle. In either case, the redeeming shareholder of the AR Offshore Fund will incur transaction costs in connection with the sale of any proceeds distributed in kind, and, in the case of interests in trading vehicles or special purpose vehicles, also a proportionate portion of the operating and other expenses borne by such vehicle. Additionally, proceeds distributed in kind to a redeeming shareholder of the AR Offshore Fund, either directly or indirectly, may not be readily marketable. The risk of loss and delay in liquidating these financial instruments will be borne by the redeeming shareholder of the AR Offshore Fund, with the result that such redeeming shareholder may ultimately receive significantly less (or no) cash than it would have received on the date of redemption if it had been paid in cash. Furthermore, to the extent that a redeeming shareholder of the AR Offshore Fund receives interests in one or more trading vehicles or special purpose vehicles, such redeeming shareholder generally will have no control over when and at what price the financial instruments in which such vehicles have an interest are sold. In addition, payment to such redeeming shareholder of that portion of its redemption proceeds attributable to financial instruments held by one or more trading vehicles or special purpose vehicles will be delayed until such time as such vehicles elect to liquidate such financial instruments.

No Current Income. Since the AR Offshore Fund does not pay distributions, an investment in the AR Offshore Fund is not suitable for investors seeking current income.

“Master-Feeder” Structure. The AR Offshore Fund invests all or a portion of its investable capital, through a “master-feeder” structure, in the AR Master Account. The “master-feeder” fund structure and, in particular, the existence of more than one feeder fund investing in the AR Master Account, presents certain risks to investors. Smaller feeder funds may be materially affected by the actions of larger feeder funds. For example, other feeder funds, such as an offshore or U.S. co-investment vehicle, may own a larger percentage of the AR Master Account. Consequently, if such offshore or U.S. co-investment vehicle were to withdraw from the AR Master Account, the remaining feeder funds, including the AR Offshore Fund, may experience higher pro rata operating expenses, thereby producing lower returns, and the AR Master Account may become less diverse due to such withdrawal, resulting in increased portfolio risk. The use of a master-feeder structure also may create a conflict of interest in that different tax considerations for the AR Offshore Fund and other feeder funds, if any, may result in the AR Master Account structuring or disposing of an investment in a manner that is more advantageous to investors in one feeder fund.

If the AR Offshore Fund’s cash is deposited with the AR Master Account which becomes insolvent or suffers other financial difficulties, there is a risk that the AR Offshore Fund’s cash will not be protected and that all or part of the AR Offshore Fund’s deposit may not be returned.  In addition, if there are other investors who have deposited cash with the AR Master Account, there is a risk that the AR Offshore Fund’s cash might be set off against the liabilities of the AR Master Account including those owed to other investors. This would mean that AR Offshore Fund may not get back the full value of their investment. Since the Segregated Portfolio invests in the AR Offshore Fund which conduct their trading and investment activities through AR Master Account, the Segregated Portfolio may be adversely affected by insolvency, financial difficulties and the risk of cross liabilities of AR Master Account and the Shareholders may not get back the full value of their investment.

Co-Investments with Third Parties. If circumstances so warrant, the AR Offshore Fund may co-invest with third parties through joint ventures or other entities. Such investments may involve risks in connection with such third-party involvement, including the possibility that a third-party co-venturer may have financial difficulties resulting in a negative impact on such investment, may have economic or business interests or goals that are inconsistent with those of the AR Offshore Fund, or may be in a position to take (or block) action in a manner contrary to the AR Offshore Fund’s investment objective.

ERISA. AQR anticipates that, at various times, assets of the AR Offshore Fund and/or the AR Master Account may be deemed to be “plan assets” subject to Title I of ERISA and/or Section 4975 of the Code. During these periods, AQR, as investment manager to the AR Offshore Fund and the AR Master Account, will be a fiduciary with respect to plans or accounts subject to Title I of ERISA and/or Section 4975 of the Code investing in the Underlying Funds and/or the AR Master Account directly or indirectly through a Benefit Plan Investor and will be prohibited from causing the AR Offshore Fund and/or the AR Master Account to engage in certain transactions. While AQR believes that it can effect the strategies utilizing various statutory and class exemptions to ERISA’s prohibited transaction regime, there may be particular transactions which ERISA and/or the Code will prevent the AR Offshore Fund and/or the AR Master Account from entering into or investments which the AR Offshore Fund and/or the AR Master Account must sell before it might otherwise do so.

Other Activities of Investment Manager. AQR and its members, officers, employees and affiliates (collectively referred to in this paragraph as “AQR Affiliates”), including those involved in the investment management of the AR Offshore Fund and the AR Master Account, may be engaged in businesses in addition to the investment management of the AR Offshore Fund and the AR Master Account. AQR Affiliates may have proprietary interests in, and manage and advise, other accounts or funds which may have investment objectives similar or dissimilar to those of the AR Offshore Fund and the AR Master Account and/or which may engage in transactions in the same types of securities and instruments as the AR Offshore Fund. The AR Offshore Fund’s performance may differ significantly from the results achieved by AQR Affiliates for other accounts managed or advised by AQR Affiliates. When making an investment where conflicts of interest arise, AQR Affiliates will endeavor to act in a fair and equitable manner as between the AR Offshore Fund and its other clients. Personnel of AQR Affiliates are not required to devote all or any specified portion of their time to managing the affairs of the AR Offshore Fund or the AR Master Account, but will devote to the AR Offshore Fund and the AR Master Account so much of their time as AQR Affiliates deems necessary or appropriate. Investment activities by AQR Affiliates on behalf of other clients may give rise to additional conflicts of interest and demands on their time and resources. AQR Affiliates may from time to time act as investment manager in relation to or otherwise be involved with other companies established by parties other than the AR Offshore Fund. In such event, should a conflict of interest arise, AQR Affiliates will endeavor to ensure that it is resolved fairly.

Business and Regulatory Risks of Alternative Investment Funds. Legal, tax and regulatory developments that may adversely affect the Fund could occur during its term. Securities and futures markets are subject to comprehensive statutes, regulations and margin requirements enforced by the United States Securities Exchange Commission (SEC), other regulators and self-regulatory organizations and exchanges authorized to take extraordinary actions in the event of market emergencies. The regulation of derivatives transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial actions. The regulatory environment for private funds is evolving, and changes in the regulation of private funds and their trading activities may adversely affect the ability of the Underlying Funds and the Segregated Portfolio to pursue its investment strategy, its ability to obtain leverage and financing and the value of investments held by the AR Offshore Fund.

There has been an increase in governmental, as well as self-regulatory, scrutiny of the alternative investment industry in general. The U.S. Congress passed the Dodd-Frank Act, which aims to reform various aspects of the U.S. financial markets. The Dodd-Frank Act covers a broad range of market participants including banks, non-banks, rating agencies, mortgage brokers, credit unions, insurance companies, payday lenders, broker-dealers and investment advisers. The Dodd-Frank Act mandates additional new reporting requirements, including, but not limited to, position information, use of leverage and counterparty and credit risk exposure. Until the SEC implements the new reporting requirements, it is unknown how burdensome such new reporting requirements will be. In the area of derivatives, swaps and security-based swaps will need to be traded through an exchange with few exceptions. This may limit the ability to hedge certain risks. In addition, all swaps and security-based swaps will be required to have initial and variation margin. It is impossible to predict what, if any, changes in laws and regulations may occur, but any laws and regulations which restrict the ability of the AR Offshore Fund to trade in securities or the ability of AQR to employ, or brokers and other counterparties to extend, credit in its trading (as well as other regulatory changes that result) could have a material adverse impact on the AR Offshore Fund’s portfolio.

The AR Offshore Fund and/or AQR may also be subject to regulation in jurisdictions in which the AR Offshore Fund and/or AQR engage in business. Investors should understand that the AR Offshore Fund’s business is dynamic and is expected to change over time. Therefore, the AR Offshore Fund may be subject to new or additional regulatory constraints in the future. The private placement memorandum of the AR Offshore Fund cannot address or anticipate every possible current or future regulation that may affect AQR, the AR Offshore Fund or their businesses. Such regulations may have a significant impact on the shareholders (such as the Segregated Portfolio) or the operations of the AR Offshore Fund, including, without limitation, restricting the types of investments the AR Offshore Fund may make, preventing the AR Offshore Fund from exercising its voting rights with regard to certain financial instruments, requiring the AR Offshore Fund to disclose the identity of its investors or otherwise. AQR may, in its sole discretion, cause the AR Offshore Fund to be subject to such regulations if it believes that an investment or business activity is in the AR Offshore Fund’s interest, even if such regulations may have a detrimental effect on one or more shareholders of the AR Offshore Fund. Prospective investors are encouraged to consult their own advisors regarding an investment in the AR Offshore Fund.

AQR Systematic Total Return Fund

Investment Strategies. AQR Europe will implement the GSS Strategy, the GRP Strategy, and the MF Strategy using whatever financial instruments are deemed appropriate. These include, but are not limited to, the instruments identified above. AQR Europe may, at any time without the consent of or notice to the STR Fund’s investors, discontinue using any of these financial instruments or may add additional financial instruments.

The STR Fund’s investment programs are speculative and entail substantial risks, including a complete loss of capital. There can be no assurance that the STR Fund’s investment objectives or those of each Sub-Strategy will be achieved or that significant losses will not be incurred. The STR Fund may utilize a variety of investment techniques, each of which can involve substantial volatility and can, in certain circumstances, substantially increase the adverse impact to which the STR Funds’ investment portfolios may be subject.

Co-Investments with Third Parties. If circumstances so warrant, the STR Fund may co-invest with third parties through joint ventures or other entities. Such investments may involve risks in connection with such third-party involvement, including the possibility that a third-party co-venturer may have financial difficulties resulting in a negative impact on such investment, may have economic or business interests or goals that are inconsistent with those of the STR Fund, or may be in a position to take (or block) action in a manner contrary to the STR Fund’s investment objective.

Reliance on AQR Europe as AIFM. AQR Europe in its capacity as alternative investment fund manager, has exclusive responsibility for the STR Fund’s investment activities. The success of the AQR Europe’s trading and the investment performance of the STR Fund are, to a large degree, dependent upon the services of AQR Europe’s investment professionals. The loss of the services of these individuals could result in the AQR Europe’s inability to trade effectively for each of the Fund’s accounts. There can be no assurance that AQR Europe’s investment professionals will continue to be associated with AQR Europe throughout the lives of the STR Fund, and the failure to attract or retain such investment professionals could have a material adverse effect on the STR Fund and their shareholders, including, for example, by limiting the STR Fund’s ability to pursue particular investment strategies discussed herein. Competition in the financial services industry for qualified employees is intense and there is no guarantee that the talents of AQR Europe’s investment professionals could be replaced. In the event AQR Europe withdraws from the AQR Lux Funds and its STR Fund, there can be no assurance that a suitable successor would be located or appointed.

Non-Transferability of Shares and Restrictions on Redemption. Except upon the death or bankruptcy of a shareholder of the STR Fund, shares of the STR Fund are not transferable without the prior written consent of AQR Lux, which consent may be withheld by AQR Lux. There are also significant restrictions on redemptions from the STR Fund (which may be settled in securities rather than cash). Consequently, shareholders of the STR Fund, including the Segregated Portfolio, may not be able to liquidate their investment readily in the event of an emergency or for any other reason.

No Current Income. Since the STR Fund does not necessarily pay distributions, an investment in any of the STR Fund may not be suitable for investors seeking current income.

Other Activities of the AIFM. AQR Europe and its members, officers, employees and affiliates (collectively referred to in this paragraph as “AQR Europe Affiliates”), including those involved in the investment management of the STR Fund, may be engaged in businesses in addition to the investment management of the STR Fund. AQR Europe Affiliates may have proprietary interests in, and manage and advise, other accounts or funds which may have investment objectives similar or dissimilar to those of the STR Fund and/or which may engage in transactions in the same types of securities and instruments as the STR Fund. The STR Fund’s performance may differ significantly from the results achieved by AQR Europe Affiliates for other accounts managed or advised by AQR Europe Affiliates. When making an investment where conflicts of interest arise, AQR Europe Affiliates will endeavor to act in a fair and equitable manner as between the STR Fund and its other clients. Personnel of AQR Europe Affiliates are not required to devote all or any specified portion of their time to managing the affairs of the STR Fund, but will devote to the STR Fund so much of their time as AQR Europe Affiliates deems necessary or appropriate. Investment activities by AQR Europe Affiliates on behalf of other clients may give rise to additional conflicts of interest and demands on their time and resources. AQR Europe Affiliates may from time to time act as investment manager in relation to or otherwise be involved with other companies established by parties other than the STR Fund. In such event, should a conflict of interest arise, AQR Europe Affiliates will endeavor to ensure that it is resolved fairly.

Business and Regulatory Risks of Alternative Investment Funds. Legal, tax and regulatory developments that may adversely affect the AQR Lux Funds could occur during its term, as the AQR Lux Funds must comply with legal requirements, including requirements imposed by the securities laws and company laws in various jurisdictions, including Luxembourg. Should any of these laws change over during the lifetime of the AQR Lux Funds, the legal requirements to which the AQR Lux Funds and its shareholders may be subject could differ substantially from current requirements.

In the U.S.A., securities and futures markets are subject to comprehensive statutes, regulations and margin requirements enforced by the SEC, other regulators and self-regulatory organizations and exchanges authorized to take extraordinary actions in the event of market emergencies. The regulation of derivatives transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial actions. The regulatory environment for private funds is evolving, and changes in the regulation of private funds and their trading activities may adversely affect the ability of the STR Fund to pursue its investment strategy, its ability to obtain leverage and financing and the value of investments held by the STR Fund. There has been an increase in governmental, as well as self-regulatory, scrutiny of the alternative investment industry in general. The Dodd-Frank Act requires certain investment managers to register with the SEC and mandates additional new reporting requirements, including, but not limited to, position information, use of leverage and counterparty and credit risk exposure. Until the SEC implements the new reporting requirements, it is unknown how burdensome such new reporting requirements will be. In the area of derivatives, swaps and security-based swaps will need to be traded through an exchange with few exceptions. This may limit the ability to hedge certain risks. In addition, all swaps and security-based swaps will be required to have initial and variation margin. It is impossible to predict what, if any, changes in laws and regulations may occur, but any laws and regulations which restrict the ability of the STR Fund to trade in securities or the ability of AQR Europe to employ, or brokers and other counterparties to extend, credit in its trading (as well as other regulatory changes that result) could have a material adverse impact on the STR Fund’s portfolio.

The STR Fund and/or AQR Europe may also be subject to regulation in jurisdictions in which the STR Fund and/or AQR Europe engage in business. Investors should understand that the STR Fund’s business is dynamic and is expected to change over time. Therefore, the STR Fund may be subject to new or additional regulatory constraints in the future. The placement memorandum of the AQR Lux Funds cannot address or anticipate every possible current or future regulation that may affect AQR Europe, the STR Fund or their businesses.

Such regulations may have a significant impact on the shareholders of the STR Fund or the operations of the STR Fund, including, without limitation, restricting the types of investments the STR Fund may make, preventing the STR Fund from exercising their voting rights with regard to certain financial instruments, requiring the STR Fund to disclose the identity of its investors or otherwise. The AIFM may, in its sole discretion, cause the STR Fund to be subject to such regulation if it believes that an investment or business activity is in such STR Fund’s interest, even if such regulations may have a detrimental effect on one or more shareholders of the STR Fund. Prospective shareholders of the STR Fund are encouraged to consult their own advisors regarding an investment in the STR Fund.

Co-Investments with Third Parties. If circumstances so warrant, the STR Fund may co-invest with third parties through joint ventures or other entities. Such investments may involve risks in connection with such third-party involvement, including the possibility that a third-party coventurer may have financial difficulties resulting in a negative impact on such investment, may have economic or business interests or goals that are inconsistent with those of the STR Fund, or may be in a position to take (or block) action in a manner contrary to the STR Fund’s investment objective.

ERISA. Under the Plan Assets Regulation, the assets of the STR Fund would be deemed to be “plan assets” for purposes of ERISA and Section 4975 of the Code if “plan assets” were used to acquire an equity interest in the STR Fund and no exception were applicable under the Plan Assets Regulation. However, in general, the assets of the STR Fund will not be deemed to be “plan assets” of investing plans if equity participation in any the STR Fund by Benefit Plan Investors is not “significant”. In this regard, AQR Lux will use its commercially reasonable efforts to maintain the STR Fund so that the STR Fund’s assets should not be deemed to include the “plan assets” of any investor that is subject to ERISA or Section 4975 of the Code. Accordingly, AQR Lux will endeavor to limit investment by Benefit Plan Investors so that Benefit Plan Investors at all times hold less than 25% of the value (or any lower threshold determined by AQR Lux) of any class or category of equity (excluding any holdings by an investor (other than a Benefit Plan Investor) that has discretionary authority or control over the assets of the STR Fund or provides investment advice for a fee, and affiliates of such persons (a “Controlling Person”)) as determined for purposes of the Plan Asset Regulation (the so-called “25% Test”) based upon investor representations. Consequently, in all events AQR Lux will endeavor to not permit any acquisition, transfer, conversion, redemption or withdrawal of any class and/or category of the STR Fund if such transaction would present a material risk that investment in the STR Fund by Benefit Plan Investors would not satisfy the 25% Test (and may require the withdrawal or transfer of all or part of the class and/or category in the STR Fund held by any Benefit Plan Investor or Controlling Person in order to satisfy the 25% Test).

The application of ERISA, the Code and other relevant laws may be complex and dependent upon the particular facts and circumstances of each investor, and it is the responsibility of the appropriate fiduciary of a plan to ensure that any investment in shares of the STR Fund by such plan is consistent with all applicable requirements. Fiduciaries of employee benefit plans should consult their legal and other advisors concerning these considerations, and (particularly in the case of plans that are not subject to ERISA or the Code) concerning any additional code and state law considerations, before making an investment in the STR Fund.

The risk factors above and those set out in the Memorandum do not purport to be complete. Nor do they purport to be an entire explanation of the risks involved in an investment in the Segregated Portfolio. A potential investor should read the Memorandum and this Supplement in their entirety as well as consult with its own legal, tax and financial advisers before deciding to invest in the Segregated Portfolio.

Financial Information and Reports

Financial statements

The first audit of the Segregated Portfolio will be for the period beginning on the commencement of the operations of the Segregated Portfolio and ending on 31 December 2017. The financial statements of the Segregated Portfolio will be presented in U.S. Dollars and prepared in accordance with IFRS, unless the Directors otherwise deem appropriate.

Reports to Shareholders

Each Shareholder will be provided with a copy of an annual report that will include audited financial statements of the Segregated Portfolio within six months of the end of each financial year of the Company. Shareholders will also be provided with a monthly report on the investment performance of the Segregated Portfolio.

APPENDIX I

Class A Shares

Prestige Quantitative Opportunities Fund I SP (the “Segregated Portfolio”) is offering Class A Shares (the “Shares”) for subscription. Applicants for Shares must submit a completed Subscription Agreement ten (10) Business Days in advance and cleared funds five (5) Business Days in advance of the Subscription Day specified in the Supplement of the Segregated Portfolio dated 1st of February 2017 (the “Supplement”) to the Administrator. Investment in the Segregated Portfolio involves significant risks. Investors’ attention is drawn to the risks outlined in the section headed “Risk Factors” in the Supplement.

All disclosures in the Supplement continue to be effective as written. All capitalized terms which are not defined in this appendix shall have the meaning given to them in the Supplement and the Memorandum. This appendix shall have no effect unless accompanied by the Supplement. This appendix is deemed to be incorporated into the Supplement its entirety.

The Shares shall be offered on the terms set out as follows:

1.	Subscription Fee:

A subscriber for the Shares will be required to pay a Subscription Fee of one (1.0) per cent of the Subscription Amount on the execution of the Subscription Agreement. The Subscription Fee is taken out of the Subscription Amount.

The Subscription Fee will be for the account of the Manager and only the net subscription monies shall be considered as the amount paid for the Participating Shares. The Manager may waive or reduce such Subscription Fee, either generally or in any particular case. This Subscription Fee once paid shall be non-refundable regardless of whether the Subscription Amount is actually received from the subscriber.

2.	Management Fee:	The Company will pay the Manager a Management Fee, of one-twelfth (1/12) of 1.0 per cent per month of the Net Asset Value attributable to the Shares (before deduction of that months’ Management Fee and before making any deduction for any accrued Performance Fee) as at the last Valuation Day in each month, adjusted for any subscriptions and redemptions during the month. The Manager may waive or reduce such Management Fee, either generally or in any particular case.

3.	Performance Fee:

For each Calculation Period, the Performance Fee in respect of each Share will be equal to ten (10) per cent of the appreciation in the Net Asset Value per Share during that Calculation Period above the Peak Net Asset Value per Share.

The Performance Fee in respect of each Calculation Period will be calculated by reference to the Net Asset Value per Share before deduction for any accrued Performance Fee. The Manager may waive or reduce such Performance Fee, either generally or in any particular case.

4.	Minimum Initial Investment:

The minimum initial investment per subscriber is US$250,000 (inclusive of any Subscription Fee).

The Directors may waive or reduce the minimum initial investment either generally or in any particular case. However, for so long as the Company is registered under section 4(3) of the Mutual Funds Law, the minimum initial investment cannot be less than US$100,000 (or its equivalent in the relevant Dealing Currency) (exclusive of any Subscription Fee).

5.	Minimum Subsequent Investment

The minimum subsequent investment per subscriber is US$250,000 (inclusive of any Subscription Fee).

The Directors may waive or reduce the minimum subsequent investment either generally or in any particular case.

APPENDIX II

Class B Shares

Prestige Quantitative Opportunities Fund I SP (the “Segregated Portfolio”) is offering Class B Shares (the “Shares”) for subscription. Applicants for Shares must submit a completed Subscription Agreement ten (10) Business Days in advance and cleared funds five (5) Business Days in advance of the Subscription Day specified in the Supplement of the Segregated Portfolio dated 1st of February 2017 (the “Supplement”) to the Administrator. Investment in the Segregated Portfolio involves significant risks. Investors’ attention is drawn to the risks outlined in the section headed “Risk Factors” in the Supplement.

All disclosures in the Supplement continue to be effective as written. All capitalized terms which are not defined in this appendix shall have the meaning given to them in the Supplement and the Memorandum. This appendix shall have no effect unless accompanied by the Supplement. This appendix is deemed to be incorporated into the Supplement its entirety.

The Shares shall be offered on the terms set out as follows:

1.	Subscription Fee:

A subscriber for the Shares will be required to pay a Subscription Fee of 0.9 per cent of the Subscription Amount on the execution of the Subscription Agreement. The Subscription Fee is taken out of the Subscription Amount.

The Subscription Fee will be for the account of the Manager and only the net subscription monies shall be considered as the amount paid for the Participating Shares. The Manager may waive or reduce such Subscription Fee, either generally or in any particular case. This Subscription Fee once paid shall be non-refundable regardless of whether the Subscription Amount is actually received from the subscriber.

2.	Management Fee:	The Company will pay the Manager a Management Fee, of one-twelfth (1/12) of 0.9 per cent per month of the Net Asset Value attributable to the Shares (before deduction of that months’ Management Fee and before making any deduction for any accrued Performance Fee) as at the last Valuation Day in each month, adjusted for any subscriptions and redemptions during the month. The Manager may waive or reduce such Management Fee, either generally or in any particular case.

3.	Performance Fee:

For each Calculation Period, the Performance Fee in respect of each Share will be equal to ten (10) per cent of the appreciation in the Net Asset Value per Share during that Calculation Period above the Peak Net Asset Value per Share.

The Performance Fee in respect of each Calculation Period will be calculated by reference to the Net Asset Value per Share before deduction for any accrued Performance Fee. The Manager may waive or reduce such Performance Fee, either generally or in any particular case.

4.	Minimum Initial Investment:

The minimum initial investment per subscriber is US$2,000,000 (inclusive of any subscription fee).

The Directors may waive or reduce the minimum initial investment either generally or in any particular case. However, for so long as the Company is registered under section 4(3) of the Mutual Funds Law, the minimum initial investment cannot be less than US$100,000 (or its equivalent in the relevant Dealing Currency) (exclusive of any Subscription Fee).

5.	Minimum Subsequent Investment

The minimum subsequent investment per subscriber is US$250,000 (inclusive of any Subscription Fee).

The Directors may waive or reduce the minimum subsequent investment either generally or in any particular case.

APPENDIX III

Class D Shares

Prestige Quantitative Opportunities Fund I SP (the “Segregated Portfolio”) is offering Class D Shares (the “Shares”) for subscription. Applicants for Shares must submit a completed Subscription Agreement ten (10) Business Days in advance and cleared funds five (5) Business Days in advance of the Subscription Day specified in the Supplement of the Segregated Portfolio dated 1st of February 2017 (the “Supplement”) to the Administrator. Investment in the Segregated Portfolio involves significant risks. Investors’ attention is drawn to the risks outlined in the section headed “Risk Factors” in the Supplement.

All disclosures in the Supplement continue to be effective as written. All capitalized terms which are not defined in this appendix shall have the meaning given to them in the Supplement and the Memorandum. This appendix shall have no effect unless accompanied by the Supplement. This appendix is deemed to be incorporated into the Supplement its entirety.

The Shares shall be offered on the terms set out as follows:

1.	Subscription Fee:

A subscriber for the Shares will be required to pay a Subscription Fee of 0.8 per cent of the Subscription Amount on the execution of the Subscription Agreement. The Subscription Fee is taken out of the Subscription Amount.

The Subscription Fee will be for the account of the Manager and only the net subscription monies shall be considered as the amount paid for the Participating Shares. The Manager may waive or reduce such Subscription Fee, either generally or in any particular case. This Subscription Fee once paid shall be non-refundable regardless of whether the Subscription Amount is actually received from the subscriber.

2.	Management Fee:	The Company will pay the Manager a Management Fee, of one-twelfth (1/12) of 0.8 per cent per month of the Net Asset Value attributable to the Shares (before deduction of that months’ Management Fee and before making any deduction for any accrued Performance Fee) as at the last Valuation Day in each month, adjusted for any subscriptions and redemptions during the month. The Manager may waive or reduce such Management Fee, either generally or in any particular case.

3.	Performance Fee:

For each Calculation Period, the Performance Fee in respect of each Share will be equal to ten (10) per cent of the appreciation in the Net Asset Value per Share during that Calculation Period above the Peak Net Asset Value per Share. The Manager may waive or reduce such Performance Fee, either generally or in any particular case.

The Performance Fee in respect of each Calculation Period will be calculated by reference to the Net Asset Value per Share before deduction for any accrued Performance Fee.

4.	Minimum Initial Investment:

The minimum initial investment per subscriber is US$5,000,000 (inclusive of any subscription fee).

The Directors may waive or reduce the minimum initial investment either generally or in any particular case. However, for so long as the Company is registered under section 4(3) of the Mutual Funds Law, the minimum initial investment cannot be less than US$100,000 (or its equivalent in the relevant Dealing Currency) (exclusive of any Subscription Fee).

5.	Minimum Subsequent Investment

The minimum subsequent investment per subscriber is US$250,000 (inclusive of any Subscription Fee).

The Directors may waive or reduce the minimum subsequent investment either generally or in any particular case.